Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN

FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

STOCK PURCHASE AGREEMENT

dated as of July 29, 2010

by and between

PFIZER INC.

and

CONATUS PHARMACEUTICALS INC.

TABLE OF CONTENTS

1.	DEFINITIONS		1

2.	PURCHASE AND SALE OF SHARES		8
	2.1.	Purchase and Sale of Shares	8
	2.2.	Purchase Price	8
	2.3.	The Closing	8
	2.4.	Closing Deliveries	8
	2.5.	Milestone Payments	9
	2.6.	Withholding Taxes	10

3.	REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY		10
	3.1.	Organization, Qualification; Subsidiaries	10
	3.2.	Capital Structure	10
	3.3.	Noncontravention	11
	3.4.	Title to, and Sufficiency of, Assets	11
	3.5.	Litigation; Compliance with Law	12
	3.6.	Intellectual Property	12
	3.7.	Regulatory Compliance	13
	3.8.	Material Contracts	14
	3.9.	Employees and Consultants; Employee Agreements and Plans	15
	3.10.	Real Property	15
	3.11.	Taxes	15
	3.12.	Asset and Liability Statement	17
	3.13.	No Brokers	17
	3.14.	No Other Representations or Warranties	17

4.	REPRESENTATIONS AND WARRANTIES OF THE SELLER		17
	4.1.	Organization	17
	4.2.	Power and Authorization	18
	4.3.	Authorization of Governmental Authorities	18
	4.4.	Noncontravention	18

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	4.5.	Shares	19
	4.6.	No Brokers	19
	4.7.	Adverse Events	19

5.	REPRESENTATIONS AND WARRANTIES OF THE BUYER		19
	5.1.	Organization	19
	5.2.	Power and Authorization	19
	5.3.	Authorization of Governmental Authorities	20
	5.4.	Noncontravention	20
	5.5.	Investment Experience; Investigation; Reliance	20
	5.6.	No Brokers	21
	5.7.	No Other Representations or Warranties	21

6.	COVENANTS		21
	6.1.	Closing	21
	6.2.	Conduct of Business.	21
	6.3.	Notice of Developments	23
	6.4.	Technology Transfer	24
	6.5.	Negotiation of Licenses	24
	6.6.	Expenses	24
	6.7.	Exclusivity	25
	6.8.	Notices and Consents	25
	6.9.	Confidentiality	25
	6.10.	Publicity	27
	6.11.	Regulatory Cooperation	27
	6.12.	Financial Statement Cooperation	27
	6.13.	Further Assurances	28
	6.14.	Post Closing Payments	28

7.	CONDITIONS TO THE BUYER’S OBLIGATIONS AT THE CLOSING		28
	7.1.	Representations and Warranties	28
	7.2.	Performance	28
	7.3.	Stock Certificates	28

-ii-

	7.4.	Compliance Certificate	28
	7.5.	Qualifications	29
	7.6.	Absence of Litigation	29
	7.7.	Consents, etc	29
	7.8.	Ancillary Agreements	29
	7.9.	FIRPTA Affidavit	29

8.	CONDITIONS TO THE SELLER’S OBLIGATIONS AT THE CLOSING		29
	8.1.	Representations and Warranties	29
	8.2.	Performance	29
	8.3.	Compliance Certificate	29
	8.4.	Qualifications	30
	8.5.	Absence of Litigation	30
	8.6.	Consents, etc	30
	8.7.	Ancillary Agreements	30
	8.8.	Financial Statements	30

9.	TERMINATION		30
	9.1.	Termination of Agreement	30
	9.2.	Effect of Termination	31

10.	INDEMNIFICATION		31
	10.1.	Indemnification by the Seller	31
	10.2.	Indemnity by the Buyer	33
	10.3.	Time for Claims	34
	10.4.	Third Party Claims	34
	10.5.	Other Limitations	36
	10.6.	Remedies Cumulative	37
	10.7.	Knowledge and Investigation	37
	10.8.	No Right of Set-Off	37
	10.9.	Exclusive Remedy	37
	10.10.	Purchase Price Adjustments	37

11.	TAX MATTERS		37

-iii-

	11.1.	Tax Indemnification	37
	11.2.	Straddle Period; Related Items	38
	11.3.	Tax Sharing Agreements	39
	11.4.	Certain Taxes and Fees	39
	11.5.	Cooperation; Tax Contests	39
	11.6.	Tax Returns	40
	11.7.	Tax Records	42
	11.8.	Amendments	42
	11.9.	Certain Tax Attributes	42
	11.10.	Prohibition of Certain Tax Elections	42
	11.11.	Buyer Tax Act	42

12.	MISCELLANEOUS		43
	12.1.	Notices	43
	12.2.	Succession and Assignment; No Third-Party Beneficiary	44
	12.3.	Amendments and Waivers	44
	12.4.	Entire Agreement	44
	12.5.	Counterparts	44
	12.6.	Severability	44
	12.7.	Headings	45
	12.8.	Interpretation	45
	12.9.	Construction	45
	12.10.	Governing Law	45
	12.11.	Dispute Resolution	45
	12.12.	Jurisdiction; Venue; Service of Process	45
	12.13.	Waiver of Jury Trial	46

-iv-

EXHIBITS

Exhibit 1.A	Inventory Transfer Agreement
Exhibit 2.2	Promissory Note
Exhibit 6.4	Technology Transfer
Exhibit 7.4	Seller Compliance Certificate
Exhibit 8.3	Buyer Compliance Certificate

-v-

SCHEDULES

Schedule 3	Disclosure Schedule
Schedule 6.2	Conduct of Business
Schedule 7.7	Seller Consents
Schedule 8.6	Buyer Consents

-vi-

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”), dated July 29, 2010 (the “Execution Date”), is among Conatus Pharmaceuticals Inc., a Delaware corporation (the “Buyer”) and Pfizer Inc., a Delaware corporation (the “Seller”). Buyer and Seller are each referred to in this Agreement as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the Seller is the record and beneficial owner of all of the outstanding shares of capital stock (the “Shares”) of Idun Pharmaceuticals, Inc., a Delaware corporation and wholly owned subsidiary of the Seller (the “Company”); and

WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the Shares upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. As used herein, the following terms will have the following meanings:

“Abbott Product” means that pharmaceutical product candidate identified by the Company and its licensee, Abbott Laboratories, as ABT-263.

“Adverse Event” means any untoward medical occurrence in a patient or subject who is administered a Product, whether or not such medical occurrence is considered related to such Product, during or in connection with a clinical trial conducted by Seller or its Affiliates after the Company Acquisition Date.

“Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice, whistle-blowing action or proceeding to, from, by or before any Governmental Authority or Regulatory Authority.

“Affiliate” means any entity directly or indirectly controlled by, controlling, able to control, or under common control with, a specified Person, but only for so long as such control continues. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of such Person. For the avoidance of doubt, neither of the Parties will be deemed to be an “Affiliate” of the other solely as a result of their entering into this Agreement.

“Agreement” is defined in the introduction to this Stock Purchase Agreement.

“Ancillary Agreements” means the Inventory Transfer Agreement, the Promissory Note, and the certificates delivered pursuant to Sections 7.4 and 8.3.

“Asset and Liability Statement” is defined in Section 3.12.

“Business Day” means any weekday other than a weekday on which banks in New York City are authorized or required to be closed.

“Buyer” is defined in the introduction to this Agreement.

“Buyer Indemnified Person” is defined in Section 10.1.1.

“Buyer Tax Act” means (a) any action taken by Buyer or any of its Affiliates (including the Company) during the portion of the Closing Date after the Closing, other than an action taken in the Ordinary Course of Business, that results in any gain or income to the Company, or (b) any action, inaction or delay (other than an action, inaction or delay that is in the Ordinary Course of Business) by Buyer or any of its Affiliates (including the Company) during the portion of a Straddle Period beginning after the Closing that results in any item of gain or income to the Company that is allocated to a Pre-Closing Tax Period by reason of Section 11.2.

“Closing Date” means the date on which the Closing actually occurs.

“Closing” is defined in Section 2.3.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Acquisition Date” means April 12, 2005, which is the date on which the Company was acquired by the Seller.

“Company Patents” is defined in Section 3.6.1.

“Company” is defined in the introduction to this Agreement.

“Confidential Information” is defined in Section 6.9.1.

“Confidentiality Agreement” is defined in Section 6.9.2.

“Contemplated Transactions” means, collectively, the transactions contemplated by this Agreement, including (a) the sale and purchase of the Shares and (b) the execution, delivery and performance of the Ancillary Agreements.

“Contractual Obligation” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, promise, undertaking, arrangement or understanding, whether written or oral, or other document or instrument (including any document or instrument evidencing or otherwise relating to any Debt) to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Debt” means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such Person (a) for borrowed money (including overdraft facilities), (b) evidenced by notes, bonds, debentures or similar Contractual Obligations, (c) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (d) under capital leases (in accordance with GAAP), (e) in respect of letters of credit and bankers’ acceptances, (f) for Contractual Obligations relating to interest rate protection, swap agreements and collar agreements and (g) in the nature of Guarantees of the obligations described in clauses (a) through (f) of this definition of any other Person.

“Diagnostic Product” means any Product under development for, or approved for, use as a diagnostic by a Governmental Authority to diagnose a disease.

“Disclosing Party” is defined in Section 6.9.1.

“Disclosure Schedule” is defined in Section 3.

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, license, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“Enforceable” means, with respect to any Contractual Obligation stated to be Enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation of such Person enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

“Execution Date” is defined in the introduction to this Agreement.

“FDA” means the U.S. Food and Drug Administration of the United States Department of Health and Human Services or any successor agency thereof.

“FDCA” is defined in Section 3.7.1.

“Final Termination Date” is defined in Section 9.1.2.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

“Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission, in each case, entitled to exercise any administrative, executive, judicial, legislative, criminal, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

“Guarantee” means, with respect to any Person, (a) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other Liability of any other Person, (b) any other arrangement whereby credit is extended to any obligor (other than such Person) on the basis of any promise or undertaking of such Person (i) to pay the Debt or other Liability of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets under circumstances that are designed to enable such obligor to discharge one or more of its obligations or (iv) to maintain the capital, working capital, solvency or general financial condition of such obligor and (c) any Liability as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other obligations of such partnership or venture.

“Indemnified Party” means, with respect to any Indemnity Claim, the Party asserting such claim under Section 10.1 or 10.2, as the case may be.

“Indemnifying Party” means, with respect to any Indemnity Claim, the Buyer or the Seller under Section 10.1 or 10.2, as the case may be, against whom such claim is asserted.

“Indemnity Claim” means a claim for indemnity under Section 10.1 or 10.2, as the case may be.

“Inventory Transfer Agreement” means the inventory transfer agreement to be entered into by the Seller and Buyer on the Closing Date, in the form set forth on Exhibit 1.A

“Knowledge” is defined in the definition of Seller’s Knowledge.

“Legal Requirement” means any United States federal, state or local or foreign law, statute, standard, ordinance, code, rule, act, regulation, resolution or promulgation, or any Government Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“Liability” means any liability, judgment, assessment, penalty, indebtedness, obligation, expense, claim, loss, damage, deficiency, Guarantee or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

“Licensed Patents” is defined in Section 3.6.1.

“License Negotiation Period” is defined in Section 6.5.1

“Losses” is defined in Section 10.1.1.

“Manufacturing Product” means any Product used solely for the manufacture of another product.

“Marketing Approval” means, with respect to a Product in any regulatory jurisdiction and for any indication, the approval of all Regulatory Authorities required to authorize the marketing of such Product in such jurisdiction for such indication.

“Material Adverse Effect” means, with respect to any Person, any development in, change in, or effect on, the assets, liabilities, or condition (financial or otherwise) of such Person which, when considered either individually or in the aggregate, together with all other adverse developments, changes or effects with respect to which such phrase is used in this Agreement, is, or is reasonably likely to be, materially adverse to the assets, liabilities, or condition (financial or otherwise) of such Person, taken as a whole.

“Material Contracts” is defined in Section 3.8.

“Milestone Events” is defined in Section 2.5.1.

“Milestone Payments” is defined in Section 2.5.1.

“Milestone Product” means any pharmaceutical product or drug product candidate that has been discovered prior to the Closing Date and that is subject to the jurisdiction of the FDA, the FDCA and the regulations promulgated thereunder or any other Governmental Authority, the rights to which are owned, developed or tested by, licensed to, or is otherwise the property of, the Company as of the Closing Date, including the compound identified by the Company or its licensees as IDN-6556 (Emricasan), and any other pharmaceutical product developed or brought to market by the Company, the Buyer or any Permitted Product Transferee that has been discovered prior to the Closing Date and is encompassed within the scope of the Patents set forth on Schedule 3.6, but excluding the Abbott Product and any Diagnostic Product or Manufacturing Product.

“NDA” means a New Drug Application filed in the United States with the FDA in accordance with the FDCA with respect to a pharmaceutical product or any analogous application or filing with any Regulatory Authority outside of the United States (including any supra-national agency such as the European Union) for the purpose of obtaining Regulatory Approval to market and sell a pharmaceutical product in such jurisdiction.

“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business which is consistent with the recent past customs and practices of such Person (including such past practice with respect to (a) quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital, and (b) interactions with Regulatory Authorities) which is taken in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws of such Person, in each case, as amended or supplemented.

“Owned Patents” is defined in Section 3.6.1.

“Party” and “Parties” is defined in the introduction to this Agreement.

“Patents” means all patents and applications in any country or region (including PCT filings and provisional applications), together with any and all patents that have issued or in the future issue therefrom, including any and all divisional, continuations, continuations-in-part, re-examination certificates, substitutions, registrations, confirmations, extensions, supplementary protection certificates, confirmation patents, patents of additions, certificates of invention, utility model and design patents, renewals, reissues of or relating to any of the aforesaid patents and/or patent applications, as applicable.

“Permits” is defined in Section 3.7.5.

“Permitted Encumbrance” means (a) statutory liens for Taxes, special assessments or other governmental charges, in each case, not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business which liens have not had and are not reasonably likely to have a Material Adverse Effect on the Person subject to such liens, (c) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over any real property which are not violated in any material respect by the current use and operation of the real property, (d) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security, (e) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record affecting title to but not adversely affecting current occupancy or use of the real property in any material respect and (f) restrictions on the transfer of securities arising under federal and state securities Legal Requirements.

“Permitted Product Transferee” is defined in Section 2.5.3.

“Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

“PHSA” is defined in Section 3.7.1.

“Post-Closing Tax Period” means any tax period other than the Pre-Closing Tax Period.

“Pre-Closing Tax Period” means (i) all Taxable periods ending on or before the Closing Date, and (ii) the portion of the Taxable period ending on the Closing Date for any Taxable period that includes, but does not end, on the Closing Date.

“Product” means any pharmaceutical product or product candidate that is subject to the jurisdiction of the FDA, the FDCA and the regulations promulgated thereunder or any other Governmental Authority, the rights to which are owned, developed or tested by, licensed to, or is otherwise the property of, the Company as of the Closing Date and that is encompassed within the scope of the Patents set forth on Schedule 3.6, including the compound identified by the Company or its licensees as IDN-6556 (Emricasan), but excluding the Abbott Product.

“Product Transfer” is defined in Section 2.5.3.

“Promissory Note” is defined in Section 2.2.

“Purchase Price” is defined in Section 2.2.

“Receiving Party” is defined in Section 6.9.1.

“Regulatory Authorities” means the FDA and comparable regulatory or Governmental Authorities in the world.

“Representative” means, with respect to any Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Indemnified Person” is defined in Section 10.2.1.

“Seller’s Knowledge” or “Knowledge” means the actual knowledge of Gary Burgess, Roger Kerry, Jim Mayne, Andrew Muratore and Lisa Samuels.

“Seller” is defined in the introduction to this Agreement.

“Shares” is defined in the introduction to this Agreement.

“Straddle Period” is defined in Section 11.2.

“Tax Matter” is defined in Section 11.5.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tax” or “Taxes” means (a) any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto and (b) any Liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another Person’s taxes as a transferee or successor, by contract or otherwise.

“Termination Date” is defined in Section 9.

“Third Party Claim” is defined in Section 10.4.1.

“Third Party Confidential Information” is defined in Section 6.9.3.

“Threshold Amount” is defined in Section 10.1.2.

“Transfer Taxes” is defined in Section 11.4.

“Treasury Regulations” means the regulations promulgated under the Code.

“Upfront Payment” is defined in Section 2.2.

2. Purchase and Sale of Shares.

2.1. Purchase and Sale of Shares. At the Closing, subject to the terms and conditions of this Agreement, the Seller will sell, transfer and deliver to the Buyer, and the Buyer will purchase from the Seller, all of the Seller’s right, title and interest in and to all of the Shares.

2.2. Purchase Price. The aggregate consideration for the Shares will be two hundred and fifty thousand dollars ($250,000) (the “Upfront Payment”) together with a promissory note in favor of the Seller in the form attached hereto as Exhibit 2.2 in the principal amount of one million dollars ($1,000,000) (the “Promissory Note”) (collectively, the “Purchase Price”).

2.3. The Closing. The purchase and sale of the Shares (the “Closing”) will take place at the offices of Ropes & Gray LLP at One International Place, Boston, Massachusetts 02110 on July 29, 2010. If on or prior to such date the conditions set forth in Sections 7 and 8 have not been satisfied or waived by the Buyer or the Seller, respectively, subject to any rights of termination as set forth in Section 9, the Closing will take place on such other date, not later than the fifth Business Day following the satisfaction of such conditions, as the Buyer and the Seller may agree in writing. Except as otherwise provided in Section 9, the failure to consummate the purchase and sale of the Shares provided for in this Agreement on the date and time and at the place specified herein will not relieve any Party of any obligation under this Agreement.

2.4. Closing Deliveries. The Parties will take the actions set forth in this Section 2.4 at the Closing, in each case, subject to satisfaction or waiver of the conditions set forth in Sections 7 and 8.

2.4.1 The Buyer will deliver to the Seller the Upfront Payment (by wire transfer of immediately available federal funds to the account furnished by the Seller) against delivery to the Buyer of certificates evidencing the Shares duly endorsed (or accompanied by duly executed stock transfer powers). The Seller will furnish its account information to the Buyer in writing not fewer than two Business Days prior to the scheduled Closing Date.

2.4.2 The Parties will execute and deliver the Ancillary Agreements.

2.5. Milestone Payments.

2.5.1 In accordance with the terms and conditions of this Agreement, the Buyer will pay to the Seller, within 15 days after achievement of each of the following events listed under the heading “Milestone” in the table in this Section 2.5 (collectively, the “Milestone Events”), the following milestone payments (the “Milestone Payments”), subject to Section 2.5.2:

Milestone	Amount
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]

2.5.2 Each Milestone Payment is only payable the first time such Milestone Event is achieved. For the avoidance of doubt, the maximum aggregate amount of Milestone Payments payable under this Agreement is $18,000,000.

2.5.3 Subject to Section 12.2, if, after the Closing Date, the Buyer or any of its permitted successors or assigns, sells, licenses, or otherwise transfers, or causes the Company to sell, license, or otherwise transfer, any of its or the Company’s rights, title and interest in and to any assets, intellectual property, or other properties used in or necessary to the development, commercialization, sale or marketing of any Milestone Product (a “Product Transfer”), such Product Transfer will be made only to a Person that agrees to unconditionally assume all of the Buyer’s obligations under this Agreement pertaining to the Product under development, commercialization, sale or marketing by such Person, including Sections 2.5, 6.9, 6.10, 6.13, 10.2.1(d), 10.8, 12, and the definitions in Section 1 applicable to any of the foregoing (a “Permitted Product Transferee”). Any such Product Transfer to a Permitted Product Transferee will not release the Buyer from its obligations under this Section 2.5.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5.4 Any past due amount of any Milestone Payment payable by Buyer will bear interest compounded monthly at a per annum rate of ten percent (calculated at a rate per annum based upon the actual number of days elapsed over a year of 360 days) from and after the date such Milestone Payment was due until such amount is paid in full.

2.6. Withholding Taxes. Upon no less than five (5) Business Days written notice to the Seller prior to the making of any payment, including the Purchase Price, under this Agreement, Buyer will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as the Buyer is required to deduct and withhold under the Code, or any Tax law, with respect to the making of such payment. Such written notice will describe in reasonable detail the amount and reason(s) for such withholding. To the extent that any amounts are so withheld, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Seller.

3. Representations and Warranties Regarding the Company. Except as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, that any information set forth in one section of the disclosure schedule will be deemed to apply to each other section or subsection of the disclosure schedule and of this Section 3 to which its relevance is readily apparent on its face) delivered by the Seller to the Buyer on or prior to the Execution Date and attached hereto as Schedule 3 (the “Disclosure Schedule”), the Seller represents and warrants to the Buyer as of the date of this Agreement, as follows:

3.1. Organization, Qualification; Subsidiaries. The Company is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full corporate power and authority to conduct its business as now being conducted, to own and use the properties, assets and products (including the Products) that it purports to own or use and to perform all of its obligations under this Agreement and the Ancillary Agreements; and (b) is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where such qualification is required to own or use its property and products (including the Products) or otherwise conduct its business, except where the failure to so qualify has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company. The Company’s Organizational Documents are in full force and effect, and the Company has made available to the Buyer complete and correct copies of the Company’s Organizational Documents as in effect on the Execution Date and minute books since the Company Acquisition Date. The Company is not in violation of any of the provisions of its Organizational Documents. As of the Closing Date, the Company will have no direct or indirect subsidiaries.

3.2. Capital Structure. The entire authorized capital stock of the Company consists of 1,000 Shares of common stock, par value $0.01 per share, of which 1,000 Shares are issued and outstanding and no Shares are held in treasury. All of the issued and outstanding Shares have been duly authorized and are validly issued, fully paid, and nonassessable, and are owned beneficially and held of record by the Seller, free and clear of any Encumbrance. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contractual Obligations or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock or other securities of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company. Since the Company Acquisition Date, the Company has not repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities.

3.3. Noncontravention. The consummation of the Contemplated Transactions will not directly or indirectly (with or without notice or lapse of time) (a) contravene, conflict with or violate or give any Governmental Authority or other Person the legal right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any provision of any Legal Requirement or Government Order applicable to the Company or any of the assets or products (including the Products) owned or used by the Company, (b) contravene, conflict with or result in a breach or violation of, or default under or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract, (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any Material Contract, (d) result in the creation or imposition of an Encumbrance upon, or the forfeiture of, any asset of the Company, (e) contravene, conflict with, or result in a breach or violation of, or default under, the Company’s Organizational Documents or any resolution adopted by the board of directors, committee of the board of directors or stockholders of the Company, except, in the cases of clauses (a) through (d) above, as would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. The Seller is not and the Company is not, and will not be required to give any notice to, or obtain any consent from any Governmental Authority or other Person in connection with the consummation or performance of any of the Contemplated Transactions or any Contractual Obligations.

3.4. Title to, and Sufficiency of, Assets. The Company has good title to, or a valid leasehold interest in, all properties and assets owned or leased by the Company, in each case free of all Encumbrances except (a) Permitted Encumbrances, and (b) assets or properties disposed of in the Ordinary Course of Business not in violation of Section 6.2 between the Execution Date and the Closing Date. Except for the properties, assets or rights that will be assigned or transferred by the Seller to the Company on or prior to the Closing in accordance with Section 6.2.1, the properties, assets and rights owned or leased by the Company include all properties, assets and rights currently used in the development of the Products. In the event the prior sentence of this Section 3.4 is breached because the Seller has in good faith failed to identify and transfer properties, assets or rights, such breach will be deemed cured if the Seller promptly transfers such properties, assets or rights at no additional cost to the Company or the Buyer, as applicable.

3.5. Litigation; Compliance with Law.

3.5.1 There is no material suit, action, claim or proceeding pending or, to the Seller’s Knowledge, threatened against the Company, nor is there any judgment, decree, injunction, ruling or order of any Governmental Authority or arbitrator outstanding against, or, to the Seller’s Knowledge, investigation by any Governmental Authority or Regulatory Authority involving, the Company or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, consummation of or performance under any of the Contemplated Transactions.

3.5.2 The Company has, to the Seller’s Knowledge, not received at any time since the Company Acquisition Date any notice or other written communication from any Governmental Authority, Regulatory Authority or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any Government Order to which the Company, or any of the assets or products (including the Products) owned or used by the Company, is or has been subject.

3.5.3 To the Seller’s Knowledge, the Company is, and since the Company Acquisition Date, has been, in compliance with all applicable Legal Requirements, except where the failure to do so would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

3.6. Intellectual Property.

3.6.1 Company Patents; Title. Section 3.6.1 of the Disclosure Schedule lists all of the Patents owned by the Company or in which the Company has any ownership rights and/or has licensed as of the Execution Date, setting forth in each case the jurisdictions in which the Patents have been issued, and patent applications have been filed and identifying which Patents are owned by the Company (“Owned Patents”) and which are licensed to the Company (“Licensed Patents”) (collectively, the “Company Patents”). The Company owns all right, title and interest in and to the Owned Patents, free and clear of any Contractual Obligation or Encumbrance. The Company has the right to use the Licensed Patents in accordance with the terms of the applicable license and such license is in full force and effect, and the Company is not in breach or default thereunder, except as would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

3.6.2 Company Trademarks. The Company does not own any trademarks.

3.6.3 Enforceability. Since the Company Acquisition Date, to the Seller’s Knowledge, neither the Seller nor the Company has entered into any Contractual Obligation with any Person not to assert any charge of infringement of the Company Patents against such Person.

3.6.4 No Infringement; No Challenge. Since the Company Acquisition Date, to the Seller’s Knowledge, neither the Seller nor the Company has received written notice or any written “offer to license” from any Person claiming an ownership interest in the Company Patents, nor has the Seller or the Company received any written notice asserting that the Seller or the Company infringes or misappropriates any intellectual property of any Person or constitutes unfair competition or trade practices under any Contractual Obligation or the applicable Legal Requirements of any jurisdiction. There are no pending or, to the Seller’s Knowledge, threatened claims (including interferences, oppositions and similar proceedings) challenging the validity or enforceability of the Company Patents.

3.6.5 No Infringement by Third Parties. To the Seller’s Knowledge, no Person is infringing or misappropriating the Company Patents. Since the Company Acquisition Date, neither the Seller nor the Company nor any of their respective Affiliates has become aware of, or received from any third party any written notification of, alleged infringement, misappropriation or other violation of any intellectual property of the Company Patents.

3.7. Regulatory Compliance.

3.7.1 All applications for Marketing Approval with respect to any Product are inactive or have been withdrawn by the Company. All compliance and other requirements with respect to prior applications for Marketing Approval for the Products have been satisfied.

3.7.2 All human clinical trials conducted by or on behalf of the Company since the Company Acquisition Date have been conducted in material compliance with the applicable requirements of the Federal Food, Drug and Cosmetic Act (the “FDCA”), the Public Health Service Act (the “PHSA”) and the regulations promulgated thereunder, including the requirements of Good Clinical Practice, Informed Consent or Institutional Review Boards (as those terms are defined by the FDA), all applicable requirements relating to protection of human subjects contained in 21 CFR Parts 50, 54 and 56, and all applicable requirements contained in 21 CFR Part 312.

3.7.3 All Product used in connection with any human clinical trials conducted by or on behalf of the Company since the Company Acquisition Date that are subject to the jurisdiction of the FDA were manufactured, packaged, labeled, stored, tested and distributed in compliance in all material respects with all applicable requirements under the FDCA, the PHSA, the regulations promulgated thereunder, and all comparable state and foreign Legal Requirements.

3.7.4 There are no proceedings pending with respect to a violation by the Company of the FDCA, the PHSA, the regulations promulgated thereunder, or any other legislation or regulation promulgated by any other U.S. Governmental Authority, or any similar state or foreign Legal Requirements.

3.7.5 The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant or other authorization of a Governmental Authority that is required for the operation of the business of the Company or the holding of any interest in its properties (collectively, the “Permits”), and all of such Permits are in full force and effect, except where the failure to obtain or have any such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; and no proceeding is pending or, to the Seller’s Knowledge, threatened to revoke, suspend, cancel, rescind, withdraw, terminate or adversely modify any such Permit.

3.8. Material Contracts. The Company is not a party to or bound by any Contractual Obligation that, as of the date hereof, (1) involves annual expenditures in excess of Fifty Thousand Dollars ($50,000) and is not cancelable within one year, (2) imposes any non-compete or exclusivity provisions with respect to any line of business or geographic area upon the Company, or any of the Company’s current or future Affiliates, or that restricts the conduct of any line of business by the Company or any of the Company’s current or future Affiliates or any geographic area in which the Company or any of the Company’s current Affiliates conduct business, in each case in any material respect, (3) creates any Encumbrance with respect to any asset of the Company, (4) involves or incorporates any Guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement, (5) creates any collaboration or joint venture or any sharing of technology, revenues, profits, losses, costs or liabilities, including contracts involving investments by the Company in, or loans by the Company to, any other person, (6) relates to indebtedness for borrowed money, (7) relates to the acquisition or disposition of material assets of the Company or other person, (8) constitutes either (a) a license of (or covenant not to sue related to) or a grant of any right or interest in intellectual property by the Company to a third person, or (b) a license of (or covenant not to sue related to) or a grant of any right or interest in intellectual property of a third person to the Company, or (9) relates to any agreement, arrangement or understanding between the Company and the Seller or another Affiliate of the Seller, any provision of which will survive the Closing (collectively, the agreements listed in Section 3.8 of the Disclosure Schedule being the “Material Contracts”), provided, however, in no event will any agreement of the type or nature commonly referred to in the biotechnology or pharmaceutical industries as nondisclosure agreement, confidential disclosure agreement, confidentiality agreement, material transfer agreement, consulting agreement, services agreement, clinical research agreement, clinical study agreement or clinical trial site agreement be considered a Material Contract for purposes of this Agreement. True and correct copies of each of the Material Contracts have been made available to the Buyer. To the Seller’s Knowledge, Seller has made available to Buyer all material annual reports, milestone notices and diligence reports received by the Seller or the Company under a Material Contract. Each Material Contract is (i) a legally binding arrangement of the Company and (ii) except for the Material Contracts listed as numbers 26 through 55 in Section 3.8 of the Disclosure Schedule, is in full force and effect, except where the failure to be in full force and effect would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. The Company is not in material breach or default under any Material Contract, except which default or breach would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. The Company, or the Seller on behalf of the Company, has paid all amounts which have become due to any licensor or collaborator under any Material Contract which payment has accrued after the Company Acquisition Date and on or prior to the Closing Date. To the Seller’s Knowledge, no other party to a

Material Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder. To the Seller’s Knowledge, since the Company Acquisition Date, the Company has not received any written notice (a) that it has breached or defaulted under any Material Contract or (b) of the intention of any party to terminate any Material Contract.

3.9. Employees and Consultants; Employee Agreements and Plans. The Company has no employees (including part-time employees and temporary employees), leased employees, independent contractors or consultants. The Company is not a party to or bound by any currently effective employment contract, consulting agreement, advisory board agreement, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee or consultant compensation plan or agreement, and does not have any financial obligations to any Person with respect to any prior employment contract, consulting agreement, advisory board agreement, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee or consultant compensation plan or agreement.

3.10. Real Property. The Company does not own any real property or have any leasehold or other interest in real property (including any occupancy obligations) and is not bound by any lease for real property or occupancy obligation, and does not have any financial obligations to any Person with respect thereto, including the Seller.

3.11. Taxes.

3.11.1 Since the Company Acquisition Date, the Company has duly and timely filed or caused to be timely filed with the appropriate Governmental Authority all material Tax Returns required to be filed by, or with respect to, it. All such Tax Returns are true, complete and accurate in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. Since the Company Acquisition Date, no written claim has ever been received from a Tax authority in a jurisdiction where the Company does not file a Tax Return that the Company is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return. Since the Company Acquisition Date, all material Taxes due and owing by the Company (whether or not shown on any Tax Returns) have been timely paid.

3.11.2 The unpaid Taxes of the Company did not, as of the date of the Company Balance Sheet, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto).

3.11.3 Since the Company Acquisition Date, no written deficiencies for Taxes with respect to the Company have been claimed, proposed or assessed by any Tax authority. There are no pending or threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of the Company. There are no matters under discussion with any Tax authority, or Known to the Company or Seller, with respect to Taxes that are likely to result in any material additional liability for Taxes with respect to the Company. Since the Company Acquisition Date, the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver. Since the Company Acquisition Date, no power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company, respectively) with respect to any Taxes has been executed or filed with any Tax authority.

3.11.4 There are no Encumbrances for Taxes upon any property or asset of the Company (other than Permitted Encumbrances).

3.11.5 Since the Company Acquisition Date, the Company has not been a party to a transaction that is or is substantially similar to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1), or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law.

3.11.6 Other than with respect to liability under Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Tax law, the Company has no liability for the Taxes of any other Person (other than Taxes of the Company).

3.11.7 Since the Company Acquisition Date, the Company has withheld and paid all Taxes required to have been withheld and paid, if any, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholders of the Company or other Person.

3.11.8 The Company is not a party to or bound by any closing agreement, offer in compromise, or other agreement with any Tax authority that could affect Taxes of the Company.

3.11.9 Section 3.11.9 of the Disclosure Schedule sets forth all foreign jurisdictions in which the Company is subject to Tax, is engaged in business or has a permanent establishment.

3.11.10 Since the Company Acquisition Date, the Company (i) has never agreed, nor is required, to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise; (ii) has never made an election, and is not required, to treat any of its assets as owned by another Person pursuant to the provisions of former Code Section 168(f) or as tax-exempt bond financed property or tax-exempt use property within the meaning of Code Section 168; or (iii) has never made any of the foregoing elections, and is not required to apply any of the foregoing rules, under any comparable state or local Tax provision.

3.11.11 Since the Company Acquisition Date, the Company (i) has never been a stockholder of a “controlled foreign corporation” as defined in Code Section 957 (or any similar provision of state, local or foreign law), (ii) has never been a stockholder of a “passive foreign investment company” within the meaning of Code Section 1297; and (iii) has never engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty) or has otherwise become subject to Tax jurisdiction in a country other than the country of its formation.

3.12. Asset and Liability Statement. No audited financial statements for the Company have been prepared by the Seller or the Company. The Seller has delivered to the Buyer a true, correct and complete listing of all assets and liabilities of the Company dated as of the Execution Date (the “Asset and Liability Statement”). To Seller’s Knowledge, the Asset and Liability Statement lists all assets and liabilities of the Company of a nature and type that would be required to be disclosed on the face of the Company’s balance sheet by GAAP.

3.13. No Brokers. The Company has no Liability of any kind to any broker, finder or agent with respect to the Contemplated Transactions.

3.14. No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3 AND SECTION 4 AND THE SELLER COMPLIANCE CERTIFICATE, NONE OF THE COMPANY, THE SELLER OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY ON BEHALF OF THE COMPANY OR THE SELLER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS SET FORTH IN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3 AND SECTION 4 AND THE SELLER COMPLIANCE CERTIFICATE, THE SELLER AND THE COMPANY MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, REGARDING THE ASSETS, PROPERTIES, BUSINESS OR BUSINESS PROSPECTS OF THE COMPANY, INCLUDING ANY WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. SUBJECT TO THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3 AND SECTION 4 AND THE SELLER COMPLIANCE CERTIFICATE, THE BUYER HEREBY ACKNOWLEDGES AND AGREES THAT THE BUYER IS PURCHASING THE SHARES AND ACQUIRING THE COMPANY ON AN “AS-IS, WHERE-IS” BASIS, IN RELIANCE ON ONLY THOSE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER EXPRESSLY SET FORTH IN THIS SECTION 3 AND SECTION 4 AND THE SELLER COMPLIANCE CERTIFICATE.

4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer that as of the date of this Agreement:

4.1. Organization. The Seller is (a) duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to perform its obligations under this Agreement and the Ancillary Agreements, and (b) is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where such qualification is required to own or use its property or otherwise conduct its business, except where the failure to so qualify has not had, and is not reasonably likely to have, a Material Adverse Effect on the Seller.

4.2. Power and Authorization. The execution, delivery and performance by the Seller of this Agreement and each Ancillary Agreement to which it is (or will be) a party and the consummation of the Contemplated Transactions are within the power and authority of the Seller and have been duly authorized by all necessary action on the part of the Seller. This Agreement and each Ancillary Agreement to which the Seller is (or will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) duly authorized by all necessary action on the part of the Seller and duly executed and delivered by the Seller, and (b) is (or in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) a legal, valid and binding obligation of the Seller, Enforceable against the Seller in accordance with its terms. The Seller has the full corporate power and authority to own and use its assets and carry on its business as presently conducted.

4.3. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by the Seller of this Agreement and each Ancillary Agreement to which it is (or will be) a party or (b) the consummation of the Contemplated Transactions by the Seller, except any such action or filing with any Governmental Authority which if not obtained or made would not have a Material Adverse Effect on the Seller or adversely affect the ability of the Seller to consummate the Contemplated Transactions.

4.4. Noncontravention. Neither the execution, delivery and performance by the Seller of this Agreement or any Ancillary Agreement to which the Seller is (or will be) a party, nor the consummation of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time) (a) contravene, conflict with, or violate or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any provision of any Legal Requirement or Government Order applicable to the Seller or any of the assets (including the Products) owned or used by the Seller, (b) contravene, conflict with or result in a breach or violation of, or default under, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of or to cancel, terminate or modify, any Contractual Obligation to which the Seller is a party, (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any Contractual Obligation to which the Seller is a party, (d) result in the creation or imposition of an Encumbrance upon, or the forfeiture of, any asset of the Seller, or (e) contravene, conflict with, or result in a breach or violation of, or default under, the Seller’s Organizational Documents or any resolution adopted by the board of directors, committee of the board of directors or stockholders of the Seller, except, in the cases of clauses (a) through (d) above, as would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Seller.

4.5. Shares. Immediately prior to the Execution Date, the Seller held of record and owned beneficially all of the Shares, and as of the Closing Date, the Seller will hold of record and beneficially all of the Shares, in both instances, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities Legal Requirements), Taxes (except Taxes payable by the Seller on the disposition thereof), liens, options, warrants, purchase rights, contracts, commitments, equities, claims, Encumbrances and demands. The consent of the Seller, as the sole stockholder of the Company, is the only approval or consent required of the equityholders of the Company necessary to approve the Contemplated Transactions. The Seller is not a party to any option, warrant, purchase right, or other Contractual Obligation that could require the Seller to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement and the Contemplated Transactions). No legend or other reference to any purported Encumbrance (other than a standard Securities Act of 1933 restricted stock legend) appears upon any certificate representing equity securities of the Company.

4.6. No Brokers. Other than Liabilities which will be borne by the Seller, the Seller has no Liability of any kind to any broker, finder or agent with respect to the Contemplated Transactions, and the Seller agrees to satisfy in full all such Liabilities.

4.7. Adverse Events. In February 2007, Seller ceased all clinical testing with respect to the Products and has not administered any Products to any patient or subject since that time. To Seller’s Knowledge, Seller has not received notice of any claim by a patient or subject alleging injury arising out of an Adverse Event associated with the use of the Products during clinical trials conducted by Seller.

5. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller that as of the date of this Agreement:

5.1. Organization. The Buyer is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full corporate power and authority to perform its obligations under this Agreement and the Ancillary Agreements, and (b) is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where such qualification is required to own or use its property or otherwise conduct its business, except where the failure to so qualify has not had, and is not reasonably likely to have, a Material Adverse Effect on the Buyer.

5.2. Power and Authorization. The execution, delivery and performance by the Buyer of this Agreement and each Ancillary Agreement to which it is (or will be) a party and the consummation of the Contemplated Transactions are within the power and authority of the Buyer and have been duly authorized by all necessary action on the part of the Buyer. This Agreement and each Ancillary Agreement to which the Buyer is (or will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) duly executed and delivered by the Buyer and (b) is (or in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) a legal, valid and binding obligation of the Buyer, Enforceable against the Buyer in accordance with its terms. The Buyer has the full corporate power and authority necessary to own and use its assets and carry on its business as presently conducted.

5.3. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by the Buyer of this Agreement and each Ancillary Agreement to which it is (or will be) a party or (b) the consummation of the Contemplated Transactions by the Buyer, except any such action or filing with any Governmental Authority which if not obtained or made would not have a Material Adverse Effect on the Buyer or adversely affect the ability of the Buyer to consummate the Contemplated Transactions.

5.4. Noncontravention. Neither the execution, delivery and performance by the Buyer of this Agreement or any Ancillary Agreement to which it is (or will be) a party, nor the consummation of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time) (a) contravene, conflict with or violate or give any Governmental Authority or other Person the legal right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any provision of any Legal Requirement or Government Order applicable to the Buyer or any of the assets owned or used by the Buyer, (b) contravene, conflict with, or result in a breach or violation of, or default under or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contractual Obligation to which the Buyer is a party, (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any Contractual Obligation to which the Buyer is a party, (d) result in the creation or imposition of an Encumbrance upon, or the forfeiture of, any asset of the Buyer, (e) contravene, conflict with, or result in a breach or violation of, or default under, the Buyer’s Organizational Documents or any resolution adopted by the board of directors, committee of the board of directors or stockholders of the Buyer, except, in the cases of clauses (a) through (d) above as would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Buyer.

5.5. Investment Experience; Investigation; Reliance.

5.5.1 The Buyer has been advised and understands that the Shares have not been registered under the Securities Act, on the basis that no distribution or public offering of the Shares is to be effected, except in compliance with applicable securities Legal Requirements or pursuant to an exemption therefrom, and that the Seller is relying in part on the Buyer’s representations set forth in this Section 5.5.

5.5.2 The Buyer is purchasing the Shares for investment purposes, for its own account, not as a nominee or agent and not with a view to the distribution of any part thereof. The Buyer has no present intention of selling, granting any participation in or otherwise distributing the Shares in a manner contrary to the Securities Act or to any applicable state securities Legal Requirements.

5.5.3 The Buyer is an “accredited investor” within the meaning of Regulation D, Rule 501(a) of the Securities Act.

5.5.4 The Buyer has had an opportunity to ask questions and receive answers from the Seller regarding the business, properties, prospects and financial condition of the Company and is aware of the risks and uncertainties associated with an investment in the Company (the foregoing, however, does not limit or modify the representations and warranties of the Seller in this Agreement or the Seller Compliance Certificate).

5.5.5 The Buyer is able to bear the economic risk of the full loss of the value of the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares (the foregoing, however, does not limit or modify the representations and warranties of the Seller in this Agreement or the Seller Compliance Certificate).

5.5.6 In entering into this Agreement, purchasing the Shares and consummating the Contemplated Transactions, the Buyer is not relying upon any representations or warranties made by the Seller or the Company or any of their Representatives or Affiliates other than the representations and warranties set forth in Sections 3 and 4 of this Agreement and the Seller Compliance Certificate, it being acknowledged and agreed by the Buyer that the representations and warranties of the Buyer set forth herein are fundamental to the Seller’s decision to enter into this Agreement, sell the Shares to the Buyer and to consummate the Contemplated Transactions.

5.6. No Brokers. The Buyer has no Liability of any kind to any broker, finder or agent with respect to the Contemplated Transactions for which the Seller could be liable.

5.7. No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 5, NEITHER THE BUYER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY ON BEHALF OF THE BUYER.

6. Covenants.

6.1. Closing. Subject to the terms and conditions of this Agreement, each of the Parties will use its commercially reasonable efforts to take, or cause to be taken, as promptly as reasonably practicable, all actions and to do, or cause to be done, all things necessary, proper, or advisable in order to consummate the Contemplated Transactions (including satisfaction, but not waiver, of the Closing conditions set forth in Sections 7 and 8).

6.2. Conduct of Business.

6.2.1 Without the prior written consent of Buyer (which consent will not be unreasonably withheld or delayed), or except as set forth in Schedule 6.2, between the Execution Date and the Closing Date, the Seller will, and will cause the Company to:

(a)	preserve intact the Company’s assets (including the Products), and maintain in effect any authorizations of any Governmental Authority or Regulatory Authority; and

(b)	otherwise report periodically to the Buyer concerning any material developments regarding the Products with any Governmental Authority, Regulatory Authority and the FDA and any material developments regarding the Products or the business, operations, and finances of the Company.

6.2.2 Without the prior written consent of Buyer (which consent will not be unreasonably withheld or delayed), or except as set forth in Schedule 6.2, from the Execution Date until the Closing Date, the Seller will cause the Company to not:

(a)	engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business;

(b)	declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock;

(c)	except as set forth herein, directly or indirectly sell or otherwise transfer, offer, agree or commit (in writing or otherwise) to sell or otherwise transfer any of the Shares or any interest in or right relating to any of the Shares other than in a partial redemption transaction;

(d)	permit or offer, agree or commit (in writing or otherwise) to permit any Shares to become subject, directly or indirectly to any Encumbrance;

(e)	amend any of the Company’s Organizational Documents or effect or allow the Company to become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction other than a partial redemption transaction;

(f)	incur any capital expenditures or indebtedness, or create any new subsidiaries;

(g)	enter into, modify, or amend in a manner adverse to the Company, or terminate any Material Contract, or waive, release or assign any rights or claims thereunder, in each case, in a manner adverse to the Company, other than any entry into, modification, amendment or termination of any such Material Contract in the Ordinary Course of Business and which is disclosed to the Buyer in writing; or

(h)	enter into any transaction or take any other action that is reasonably likely to cause or constitute a material breach of any representation or warranty of the Seller in this Agreement.

(i)	(a) make, revoke or change any Company-specific Tax election, (b) change any Company-specific Tax method of accounting or adopt any new Company-specific Tax method of account, (c) file any amended Company-specific Tax Return that is or was not filed on a combined, consolidated or unitary basis, (d) settle or compromise any Liability relating to Company Taxes that were not reported on a Tax Return that was filed on a combined, consolidated or unitary basis, (e) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax, or (f) consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment.

(j)	abandon, or cause to abandon or agree to abandon, any Company Patent or fail to pay any maintenance fee or timely respond to any inquiry of a Governmental Authority or administrative or legal filing or notice, whether initiated by a Governmental Authority or Third Party, relating to a Company Patent or fail to file any government filing regarding a Company Patent required to be filed or scheduled to be filed in the ordinary course as of the Execution Date.

6.3. Notice of Developments. From the Execution Date of the Agreement until the Closing Date, the Company and the Seller will give the Buyer prompt written notice upon becoming aware of any material development, event or circumstance that, to the Seller’s Knowledge, could reasonably be expected to result in a breach of, or inaccuracy in, any of the Seller’s representations and warranties set forth in Section 3 or Section 4; provided, however, that except as otherwise set forth in this Agreement, no such disclosure will be deemed to prevent or cure any breach of, or inaccuracy in any representation or warranty set forth in this Agreement. The Seller will be entitled to deliver to the Buyer a supplement to the Disclosure Schedule that discloses to the Buyer in reasonable detail any facts and circumstances arising after the Execution Date that could constitute or result in a breach of the representations and warranties set forth in Sections 3 or 4. The Buyer will have the right to terminate this Agreement pursuant to Section 9.1.6 within ten days after receipt of such supplemental Disclosure Schedule, provided, however, that if Buyer does not exercise such right to terminate this Agreement within the ten day period after receipt of such supplemental Disclosure Schedule, or if the Buyer consummates the Closing, Buyer will, in each such case, be deemed to have accepted such supplemented Disclosure Schedule, and such supplemented Disclosure Schedule will supersede and amend the prior Disclosure Schedule, be treated for all purposes of this Agreement as the Disclosure Schedule and be deemed to cure any breach of representation or warranty arising out of the prior Disclosure Schedule.

6.4. Technology Transfer. Without limiting the generality of Section 6.13, Seller will use commercially reasonable efforts to provide Buyer with the information, data and other deliverables described on Exhibit 6.4 in accordance with the applicable timeframes set forth on such Exhibit 6.4. Seller will provide any such deliverables that are to be provided within 30 Business Days following the Closing Date to the following address(es): Conatus Pharmaceuticals Inc., 4365 Executive Drive, Suite 200, San Diego, CA 92121. Subsequent deliverables will be provided to the address above unless Buyer specifies in writing to Seller an alternate delivery address at least ten Business Days before subsequent deliverables.

6.5. Negotiation of Licenses.

6.5.1 Seller and Buyer will negotiate in good faith for the period of 90 days following the Closing Date (the “License Negotiation Period”) to enter into a license agreement under which the Company would grant to Seller a worldwide, non-exclusive license (with right to sublicense only to Seller’s Affiliates without the Company’s consent) to make, have made, use, offer for sale, sell and import throughout the world cells proprietary to Seller which are modified by the use of or incorporation of the [***], [***] and/or [***] genes covered by any Patent owned by the Company as of the Execution Date.

6.5.2 If Buyer and Seller are unable to agree on the terms of the license described in Section 6.5.1 within the License Negotiation Period, the Buyer hereby agrees to cause the Company to grant to Seller the right to obtain a license on substantially equivalent terms to any license to any non-exclusive rights to the [***], [***] and/or [***] genes that the Company grants after the Closing Date to any third party having a market capitalization in excess of $5,000,000,000 at the time such license is granted, or in the case of a privately-held company, a valuation of its total outstanding equity securities based on its most recently completed arms-length equity financing or an independent valuation of its equity pursuant to Rule 409A under the Code, in excess of $5,000,000,000 at the time such license is granted. The Buyer shall, within 30 days after entering into such a license with such a third party, give written notice thereof to the Seller along with the form of proposed license to be granted to Seller and Buyer’s certification that such proposed license is on substantially equivalent terms to a license granted to a qualifying third party under this Section 6.5.2. This Section 6.5.2 shall terminate upon the earlier of (i) the date on which the Company and Seller have entered into such a license, or (ii) if Seller has failed to accept or enter into such a license, 90 days after Seller’s receipt of Buyer’s written notice described in the immediately preceding sentence.

6.6. Expenses. Each Party will bear its own legal and other expenses in connection with any due diligence and the negotiation, drafting and execution of agreements and other actions required to consummate the Contemplated Transactions.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

6.7. Exclusivity. From the Execution Date until the earlier of the Termination Date or the Closing, neither the Seller nor the Company will (and the Company and Seller will not permit their respective Affiliates or any of their or their Affiliates’ Representatives to) directly or indirectly: (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, the acquisition of any capital stock in the Company or any merger, recapitalization, share exchange, sale of substantial assets (other than a partial redemption of shares) or any similar transaction or alternative to the Contemplated Transactions or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

6.8. Notices and Consents.

6.8.1 The Company. The Seller will cause the Company to give all notices to, make all filings with and use its commercially reasonable efforts to obtain all authorizations, consents or approvals from, any Governmental Authority or other Person as reasonably requested by the Buyer.

6.8.2 Seller. The Seller will give all notices to, make all filings with and use its commercially reasonable efforts to obtain all authorizations, consents or approvals from, any Person as reasonably requested by the Buyer.

6.8.3 Buyer. The Buyer will give all notices to, make all filings with and use its commercially reasonable efforts to obtain all authorizations, consents or approvals from, any Governmental Authority or other Person as reasonably requested by the Seller.

6.9. Confidentiality.

6.9.1 Except as otherwise provided in this Section 6.9, each Party (in each case, the “Receiving Party”) will maintain in confidence and use only for purposes of this Agreement and the Ancillary Agreements, the terms and conditions of this Agreement and the Ancillary Agreements, any activities conducted in connection with or pursuant to this Agreement or the Ancillary Agreements, and any information, in any form or medium (whether nor not it is labeled or otherwise identified as confidential), disclosed to such Receiving Party by the other Party or its Representatives or Affiliates (in each case, the “Disclosing Party”) in accordance with this Agreement or the Ancillary Agreements (collectively, “Confidential Information”).

6.9.2 The Parties acknowledge that all information provided to the Buyer and its Affiliates and Representatives by the Seller and its Affiliates and Representatives is hereby subject to the terms of that certain confidentiality agreement made between the Seller and the Buyer dated as of October 17, 2008 (as amended, “Confidentiality Agreement”), and (a) prior to Closing, such information will be deemed the Confidential Information of the Seller (and hence the Buyer will be considered a

Receiving Party with respect thereto), and (b) after Closing, such information will be deemed the Confidential Information of the Buyer (and hence the Seller will be considered a Receiving Party with respect thereto).

6.9.3 The Buyer agrees that after the Closing Date, the Buyer will, and will use all commercially reasonable efforts to, cause its Representatives, Affiliates and the Company, to not disclose to any third parties and use only for the purposes of this Agreement and the Ancillary Agreements, all Third Party Confidential Information that is disclosed to the Buyer by the Seller. For purposes of this Agreement, “Third Party Confidential Information” means all information in the possession of the Seller with respect to or concerning any third party which is not necessary for the development and commercialization of the Products and is not otherwise a Company asset. Notwithstanding anything to the contrary herein, the foregoing provision will not apply in the event the Buyer enters into a separate agreement with an applicable third party, which such separate agreement governs the disclosure and use of such Third Party Confidential Information.

6.9.4 In the event the Receiving Party is requested or required (in any Action, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information of the Disclosing Party or Third Party Confidential Information (in the case of the Buyer), the Receiving Party will promptly notify the Disclosing Party of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of Section 6.9.1. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party is, on the advice of counsel, compelled to disclose any Confidential Information of the Disclosing Party or Third Party Confidential Information (in the case of the Buyer) to any tribunal, such Party may disclose such information to the tribunal, provided, however, that such Party will use its reasonable efforts to obtain, at the request of the Disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of Confidential Information or Third Party Confidential Information, as applicable, required to be disclosed as the Disclosing Party designates.

6.9.5 This Section 6.9 will not apply to any information that (a) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure directly by the Receiving Party or its Affiliates or Representatives), (b) is or becomes available to the Receiving Party from a third party source free of an obligation of confidentiality with respect to such information to the Disclosing Party, (c) is known by the Receiving Party, prior to its disclosure by the Disclosing Party, from a third party source that is free of an obligation of confidentiality to the Disclosing Party with respect to such information, provided that such prior knowledge can be proven by the Receiving Party’s written records, (d) is independently developed or acquired by the Receiving Party or its Affiliates or Representatives without access or reference to or use of the Confidential Information of the Disclosing Party.

6.10. Publicity. No public announcement or disclosure will be made by any Party with respect to the subject matter of this Agreement or the Contemplated Transactions without the prior written consent of the Buyer and the Seller; provided, however, that the provisions of Section 6.9 and 6.10 will not prohibit (a) any disclosure required by any applicable Legal Requirements (in which case the disclosing Party will provide the other Party with the opportunity to review in advance the disclosure) or (b) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the Contemplated Transactions. Notwithstanding anything herein to the contrary, the Parties agree that each Party may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure (as such terms are used in Code Sections 6011 and 6112 and the Treasury Regulations thereunder) of the Contemplated Transactions. The authorization set forth in the preceding sentence is not intended to permit disclosure of any other information including (i) any portion of any materials to the extent not related to the Tax treatment or Tax structure of the Contemplated Transactions, or (ii) any other term or detail not relevant to the Tax treatment or Tax structure of the Contemplated Transactions.

6.11. Regulatory Cooperation. At the request of Buyer, Seller will send a letter to a person or division within FDA, to be identified by Buyer, notifying FDA that ownership of the Products and their associated data, clinical study records and withdrawn Investigational New Drug Application(s) have been transferred to Buyer, pursuant to this Agreement. At the request of the Buyer, Seller will provide a generic letter suitable for communication of the foregoing to non-U.S. Governmental Authorities. If the FDA requests additional or alternate correspondence between Seller and FDA or between Seller and Buyer, to further the transfer, and if applicable, reinstatement of the withdrawn Investigational New Drug Application(s), the Seller will cooperate in providing such correspondence.

6.12. Financial Statement Cooperation. From the Closing Date until March 31, 2015, in the event that the Buyer is required to include audited financial statements with respect to the Company for the years ended December 31, 2007, 2008, 2009 or the 2010 period ended on the Closing Date in any filing to be made by the Buyer under the Securities Act of 1933, as amended, with respect to or as a result of the transactions contemplated by this Agreement, Seller will, at Buyer’s sole cost and expense, provide the Buyer and its auditors access to inspect the historical financial books and records of Seller relating exclusively to the Company and solely for purposes of allowing Buyer’s auditors to prepare the above-specified audited financial statements. Buyer shall promptly reimburse Seller for (i) any reasonable out of pocket expenses incurred in connection with this Section 6.12 and (ii) any amount of time, not to exceed in total 20 hours per week or 40 hours in the aggregate, that Seller’s employees may be required to devote in order to provide such access to financial information to the Buyer, at an hourly rate of $200 per employee. In no event shall Seller be required to provide assistance pursuant to this Section 6.12 at any time other than during Seller’s normal business hours. Seller makes no representation or warranty of any kind or nature whatsoever, and shall have no responsibility or liability with respect to (a) any financial information that is contained or should have been contained in the books and records to which Seller provides access to Buyer and its auditors under this Section 6.12, or (b) the accuracy or adequacy of any financial statements prepared by the Buyer and its auditors based on the information contained in the books and records or compliance of any financial statements prepared by the Buyer and its auditors with applicable Legal Requirements or accounting rules, regulations and principles.

6.13. Further Assurances. From and after the Closing Date, each of the Parties will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the Contemplated Transactions. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, supplier, distributor or customer of the Company or other Person with whom the Company has a relationship from maintaining the same relationship with the Company after the Closing as it maintained prior to the Closing. The Seller will refer all licensor, licensee, collaborator, clinical trial site, patient, physician and Governmental Authority inquiries relating to the Company to the Buyer, or the Company, as appropriate, from and after the Closing.

6.14. Post Closing Payments. For a period of two years from and after the Closing Date, Seller shall pay to any licensor or collaborator under any Material Contract, any payment, including without limitation royalties, milestone payments, maintenance fee or sublicense fees, that (i) was due and payable to such licensors or collaborators during the period following the Company Acquisition Date and prior to the Closing Date, and (ii) was not paid by the Company (or the Seller on behalf of the Company) prior to the Closing Date.

7. Conditions to the Buyer’s Obligations at the Closing. The obligations of the Buyer to consummate the Closing are subject to the fulfillment of each of the following conditions (unless waived by the Buyer in accordance with Section 12.3):

7.1. Representations and Warranties. The representations and warranties of the Seller contained in this Agreement and in any Ancillary Agreement (a) that are not qualified by materiality or Material Adverse Effect will be true, correct and complete in all material respects at and as of the Closing with the same force and effect as if made as of the Closing and (b) that are qualified by materiality or Material Adverse Effect will be true, correct and complete in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true, correct and complete (or true and correct in all material respects, as the case may be) as of such specified date or time.

7.2. Performance. The Company and the Seller will have performed and complied in all material respects, with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by them at or prior to the Closing.

7.3. Stock Certificates. The Seller will have delivered to the Buyer certificates, duly endorsed (or accompanied by duly executed stock transfer powers) evidencing all of the Shares.

7.4. Compliance Certificate. The Seller will have delivered to the Buyer a certificate substantially in the form of Exhibit 7.4.

7.5. Qualifications. No provision of any applicable Legal Requirement and no Government Order will prohibit the consummation of any of the Contemplated Transactions.

7.6. Absence of Litigation. No Action will be pending or threatened in writing which may result in a Government Order (nor will there be any Government Order in effect) (a) which would prevent, significantly delay, make illegal or otherwise interfere with the consummation of any of the Contemplated Transactions, (b) which would result in any of the Contemplated Transactions being rescinded following consummation or (c) which could limit or otherwise adversely affect the right of the Buyer to own the Shares (including the right to vote the Shares), to control the Company, or to operate all or any material portion of either the business or assets of the Company.

7.7. Consents, etc. All actions by (including any authorization, consent or approval) or in respect of (including notice to), or filings with, any Governmental Authority or other Person that are set forth on Schedule 7.7, will have been obtained or made, and no such authorization, consent or approval will have been revoked.

7.8. Ancillary Agreements. Each of the Ancillary Agreements to which the Buyer is party will have been executed and delivered by the Seller.

7.9. FIRPTA Affidavit. Seller will have delivered to Buyer a duly completed and executed non-foreign person affidavit that complies with the requirements of Code Section 1445.

8. Conditions to the Seller’s Obligations at the Closing. The obligations of the Seller to consummate the Closing are subject to the fulfillment of each of the following conditions (unless waived by the Seller in accordance with Section 12.3):

8.1. Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement and in any Ancillary Agreement (a) that are not qualified by materiality or Material Adverse Effect will be true, correct and complete in all material respects at and as of the Closing with the same force and effect as if made as of the Closing and (b) that are qualified by materiality or Material Adverse Effect will be true, correct and complete in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true, correct and complete (or true, correct and complete in all material respects, as the case may be) as of such specified date or time.

8.2. Performance. The Buyer will have performed and complied with, in all material respects, all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by the Buyer at or prior to the Closing.

8.3. Compliance Certificate. The Buyer will have delivered to the Seller a certificate in the form of Exhibit 8.3.

8.4. Qualifications. No provision of any applicable Legal Requirement and no Government Order will prohibit the consummation of any of the Contemplated Transactions.

8.5. Absence of Litigation. No Action will be pending or threatened in writing which may result in a Government Order, nor will there be any Government Order in effect, (a) which would prevent consummation of any of the Contemplated Transactions or (b) which would result in any of the Contemplated Transactions being rescinded following consummation.

8.6. Consents, etc. All actions by (including any authorization, consent or approval) or in respect of (including notice to), or filings with, any Governmental Authority or other Person that are set forth on Schedule 8.6, will have been obtained or made, and no such authorization, consent or approval will have been revoked.

8.7. Ancillary Agreements. Each of the Ancillary Agreements to which the Seller is party will have been executed and delivered to the Buyer.

8.8. Financial Statements. The Buyer will have delivered to the Seller a copy of the Buyer’s most recent unaudited financial statement.

9. Termination.

9.1. Termination of Agreement. This Agreement may be terminated (the date on which the Agreement is terminated, the “Termination Date”) at any time prior to the Closing:

9.1.1 by mutual written consent of the Buyer and the Seller;

9.1.2 by either the Buyer or the Seller, so long as the Buyer or the Seller, respectively, is/are not then in breach of its/their obligations under this Agreement in any material respect, by providing written notice to the other at any time after September 30, 2010 (the “Final Termination Date”) in the event that the Closing has not occurred on or prior to the Final Termination Date;

9.1.3 by either the Buyer or the Seller if a final nonappealable Government Order permanently enjoining, restraining or otherwise prohibiting the Closing is issued by a Governmental Authority of competent jurisdiction;

9.1.4 by the Buyer, so long as the Buyer is not then in breach of its obligations under this Agreement in any material respect, if either (i) there has been a material breach of, or inaccuracy in, any representation or warranty of the Seller contained in this Agreement as of the Execution Date or as of any subsequent date (other than representations or warranties that expressly speak only as of a specific date or time, with respect to which the Buyer’s right to terminate will arise only in the event of a breach of, or inaccuracy in, such representation or warranty as of such specified date or time), which breach or inaccuracy would give rise, or could reasonably be expected to give rise, to a failure of a condition set forth in Section 7 and which is not cured on or prior to the earlier of (x) the 20th day following notice of such breach, or (y) the Final Termination Date, or (ii) the Seller has breached or violated in any material respect any of its covenants and agreements contained in this Agreement, which breach or violation would give rise, or could reasonably be expected to give rise, to a failure of any condition set forth in Section 7 and such breach or violation is not cured on or prior to the earlier of (A) the 20th day following notice of such breach, or (B) the Final Termination Date;

9.1.5 by the Seller, so long as the Seller is not then in breach of its obligations under this Agreement in any material respect, if either (i) there has been a material breach of, or inaccuracy in, any representation or warranty of the Buyer contained in this Agreement as of the Execution Date or as of any subsequent date (other than representations or warranties that expressly speak only as of a specific date or time, with respect to which the Seller’s right to terminate will arise only in the event of a breach of, or inaccuracy in, such representation or warranty as of such specified date or time), which breach or inaccuracy would give rise, or could reasonably be expected to give rise, to a failure of a condition set forth in Section 8 and which is not cured on or prior to the earlier of (x) the 20th day following notice of such breach, or (y) the Final Termination Date, or (ii) the Buyer has breached or violated in any material respect any of its covenants and agreements contained in this Agreement, which breach or violation would give rise, or could reasonably be expected to give rise, to a failure of the condition set forth in Section 8 and such breach or violation is not cured on or prior to the earlier of (A) the 20th day following notice of such breach, or (B) the Final Termination Date; or

9.1.6 by the Buyer pursuant to Section 6.3.

9.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9, this Agreement – other than the provisions of this Section 9.2 and Sections 3.13, 4.6 and 5.5 (No Brokers), 6.4 (Expenses), 6.9 (Confidentiality), 6.10 (Publicity), 10 (Indemnification), and 12 (Miscellaneous) – will then be null and void and have no further force and effect and all other rights and Liabilities of the Parties hereunder will terminate without any Liability of any Party to any other Party, except for Liabilities arising in respect of breaches under this Agreement by any Party on or prior to the Termination Date. Each Party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

10. Indemnification.

10.1. Indemnification by the Seller.

10.1.1 Seller Indemnification. Subject to the limitations set forth in this Section 10, the Seller will indemnify and hold harmless the Buyer and each of its Affiliates (including, following the Closing, the Company), and the Representatives and Affiliates of each of the foregoing Persons (each, a “Buyer Indemnified Person”), from, against and in respect of any and all Actions, Liabilities, Government Orders,

Encumbrances, losses, damages, bonds, dues, assessments, fines, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable outside attorneys’ and experts fees and expenses, but excluding any imputed time charges of attorneys who are employees of the Indemnified Party), whether or not involving a Third Party Claim (collectively, “Losses”), incurred or suffered by the Buyer Indemnified Persons or any of them to the extent resulting from, arising out of or directly or indirectly relating to:

(a)	any breach of, or inaccuracy in, any representation or warranty made by the Seller in Sections 3 and 4 of this Agreement;

(b)	any breach or violation of any covenant or agreement of the Seller in or pursuant to this Agreement or any Ancillary Agreement;

(c)	any fraud of the Seller or any pre-Closing fraud of the Company.

10.1.2 Seller Monetary Limitations.

(a)	The Seller will have no obligation to indemnify the Buyer Indemnified Persons in respect of Losses arising from the breach of, or inaccuracy in, any representation or warranty pursuant to Section 10.1.1(a) or Losses arising from the breach of any covenant or agreement to be performed prior to Closing pursuant to Section 10.1.1(b), unless the aggregate amount of all such Losses incurred or suffered by the Buyer Indemnified Persons exceeds $50,000 (the “Threshold Amount”), in which case the Seller will indemnify the Buyer Indemnified Persons for the full amount of such Losses (including the Threshold Amount), provided that the Seller’s aggregate Liability in respect of Indemnification Claims arising from the breach of, or inaccuracy in, any representation or warranty pursuant to Section 10.1.1(a) and Indemnification Claims brought after Closing arising from the breach of any covenant or agreement to be performed prior to the Closing pursuant to Section 10.1.1(b) will not exceed $500,000, which amount of indemnifiable Losses Seller may, in its sole discretion, elect by written notice to the Buyer to pay and satisfy either in cash or to offset the amount of such indemnifiable Losses against the principal balance of or interest on the Promissory Note.

(b)	Notwithstanding anything to the contrary in Section 10.1.2(a), the monetary limitations in Section 10.1.2(a) will not apply to Indemnification Claims pursuant to Sections 10.1.1(a) in respect of breaches of, or inaccuracies in, representations and warranties set forth in Sections 3.1 and 4.1 (Organization), 3.2 (Capitalization), 3.3(e) (Breach of Organizational Documents), the last full sentence of 3.8 (Material Contracts), 3.11 (Taxes) or 3.13 and 4.6 (No Brokers).

10.2. Indemnity by the Buyer.

10.2.1 Buyer Indemnification. Subject to the limitations set forth in this Section 10, the Buyer will indemnify and hold harmless the Seller and the Seller’s respective Affiliates (including, prior to the Closing, the Company), and the Representatives and Affiliates of each of the foregoing Persons (each, a “Seller Indemnified Person”), from, against and in respect of any and all Losses incurred or suffered by the Seller Indemnified Persons or any of them to the extent resulting from, arising out of or relating to, directly or indirectly:

(a)	any breach of, or inaccuracy in, any representation or warranty made by the Buyer in Section 5 of this Agreement;

(b)	any breach or violation of any covenant or agreement of the Buyer in or pursuant to this Agreement or any Ancillary Agreement;

(c)	any fraud of the Buyer or any post-Closing fraud committed by the Company; or

(d)	any Losses arising out of or in connection with the ownership, conduct or operation of the business of the Company and any of its subsidiaries after the Closing Date, other than any Losses described in this Section 10.2.1(d) resulting from any breach of or inaccuracy in any representation or warranty made by Seller in Section 3 or Section 4.

10.2.2 Buyer Monetary Limitations.

(a)	The Buyer will have no obligation to indemnify the Seller Indemnified Persons in respect of Losses arising from the breach of, or inaccuracy in, any representation or warranty pursuant to Section 10.2.1(a) or Losses arising from the breach of any covenant or agreement to be performed prior to Closing pursuant to Section 10.2.1(b), unless the aggregate amount of all such Losses incurred or suffered by the Seller Indemnified Persons exceeds the Threshold Amount, in which case the Buyer will indemnify the Seller Indemnified Persons only for the amount by which such Losses exceed the Threshold Amount, and the Buyer’s aggregate Liability in respect of Indemnification Claims arising from the breach of, or inaccuracy in, any representation or warranty pursuant to Section 10.2.1(a) and Indemnification Claims brought after Closing arising from the breach of any covenant or agreement to be performed prior to the Closing pursuant to Section 10.2.1(b) will not exceed $150,000.

(b)	Notwithstanding anything to the contrary in Section 10.2.2(a), the monetary limitations in Section 10.2.2(a) will not apply to Indemnification Claims pursuant to Sections 10.2.1(a) in respect of breaches of, or inaccuracies in, representations and warranties set forth in Sections 5.1 (Organization), 5.2 (Power and Authorization), 5.4(e) (Breach of Organizational Documents) or 5.6 (No Brokers).

10.3. Time for Claims.

10.3.1 No claim may be made or suit instituted seeking indemnification pursuant to Section 10.1.1 Section 10.2.1 unless a written notice describing the breach of, or inaccuracy in, any representation or warranty, or the breach or violation of any covenant or agreement, or the purported fraud or other cause for indemnification, in each case, in reasonable detail in light of the circumstances then known to the Indemnified Party, is provided to the Indemnifying Party:

(a)	at any time, in the case of any breach of, or inaccuracy in, the representations and warranties set forth in Sections 3.1 and 4.1 (Organization), 3.2 (Capitalization), 4.2 (Power and Authorization), 3.3(e) (Breach of Organizational Documents), 3.12 and 4.6 (No Brokers), 5.1 (Organization), 5.2 (Power and Authorization), 5.4(e) (Breach of Organizational Documents) or 5.6 (No Brokers);

(b)	at any time prior to 90 days following the expiration of the applicable statute of limitations, in the case of any breach of, or inaccuracy in, the representations and warranties set forth in Section 3.11 (Taxes);

(c)	at any time prior to the first anniversary of the Closing Date, in the case of any claim or suit based upon fraud; and

(d)	at any time prior to the first anniversary of the Closing Date, in the case of (i) any breach of, or inaccuracy in, any other representation and warranty in this Agreement or (ii) any breach of any covenant or agreement to be performed prior to the Closing.

10.3.2 Indemnification Claims pursuant to any other provision of Sections 10.1.1 and 10.2.1 are not subject to the limitations set forth in this Section 10.3.

10.4. Third Party Claims.

10.4.1 Notice of Claim. If any third party notifies an Indemnified Party with respect to any matter (a “Third Party Claim”) which may give rise to an Indemnification Claim against an Indemnifying Party under this Section 10, then the Indemnified Party will promptly give written notice to the Indemnifying Party of such Third Party Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Section 10, except to the extent such delay actually and materially prejudices the Indemnifying Party.

10.4.2 Assumption of Defense, etc. The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 10.4.1. In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (a) the Indemnifying Party gives written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any and all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim and which are subject to indemnification pursuant to Section 10.1 or 10.2, (b) the Third Party Claim involves primarily money damages and does not seek material injunctive or other equitable relief against the Indemnified Party, (c) the Indemnified Party has not been advised by counsel in good faith that an actual conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim, (d) the Third Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement Action, and (e) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently, including making timely payment of all of its litigation costs and expenses incurred in the conduct of such defense. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that the Indemnifying Party will pay the reasonable fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to Indemnifying Party’s assumption of control of the defense of the Third Party Claim.

10.4.3 Limitations on Indemnifying Party. The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise or settlement (a) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) results in the full and general release of the Buyer Indemnified Persons or Seller Indemnified Persons, as applicable, from all Liabilities arising or relating to, or in connection with, the Third Party Claim or (c) contains no finding or admission of any violation of any Legal Requirement or the rights of any other Person.

10.4.4 Indemnified Party’s Control. If the Indemnifying Party does not deliver the notice contemplated by clause (a) of Section 10.4.2, or the evidence contemplated by clause (b) of Section 10.4.2, within fifteen days after the Indemnified Party has given written notice of the Third Party Claim, or otherwise at any time fails to conduct the defense of the Third Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld or delayed). In the event that the

Indemnified Party conducts the defense of the Third Party Claim pursuant to this Section 10.4.4, the Indemnifying Party will (a) advance the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable outside attorneys’ fees and expenses, but excluding the expenses of any attorneys who are employees of the Indemnified Party) and (b) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Section 10.

10.4.5 Consent to Jurisdiction Regarding Third Party Claim. The Buyer and the Seller, each in its capacity as an Indemnifying Party, hereby consents to the non-exclusive jurisdiction of any court in which any Third Party Claim may be brought against any Indemnified Party for purposes of any claim which such Indemnified Party may have against such Indemnifying Party pursuant to this Agreement in connection with such Third Party Claim, and in furtherance thereof, the provisions of Section 12.12 are incorporated herein by reference, mutatis mutandis.

10.5. Other Limitations.

10.5.1 Insurance. The amount of any Losses will be reduced or reimbursed, as the case may be, by any amount received by the Indemnified Party with respect thereto under any insurance coverage, less all reasonable out-of-pocket costs incurred by the Indemnified Party in its pursuit of such amount. The Indemnified Party will use reasonable efforts to collect any amounts available under such insurance coverage. To the extent that any insurance payment is actually recovered by an Indemnified Party after the related indemnification payment has been made by an Indemnifying Party pursuant to this Agreement, the Indemnified Party will give over to the Indemnifying Party the amounts of such insurance payments (net of all legal costs and expenses incurred to collect the same) promptly after they are actually recovered.

10.5.2 Mitigation. Indemnified Parties will use commercially reasonable efforts to mitigate any Losses that may provide the basis for an indemnifiable claim (that is, the Indemnified Parties will mitigate such Losses in the same manner that they would mitigate such Losses in the absence of the indemnification provided for in this Agreement, provided that the Indemnified Parties will not be required to incur any undue expense or take any action that would cause undue hardship, including impairing its ability to conduct business). Any request for indemnification of specific costs will include invoices and supporting documents containing reasonably detailed information about the costs and/or damages for which indemnification is being sought.

10.5.3 No Double Recovery. Notwithstanding anything herein to the contrary, no Indemnified Party will be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such Party has been indemnified or reimbursed for such amount under any other provision of this Agreement or otherwise.

10.6. Remedies Cumulative. The rights of each Buyer Indemnified Person and Seller Indemnified Person under this Section 10 are cumulative, and each Buyer Indemnified Person and Seller Indemnified Person, as the case may be, will have the right in any particular circumstance, in its sole discretion, to enforce any provision of this Section 10 without regard to the availability of a remedy under any other provision of this Section 10.

10.7. Knowledge and Investigation. No Buyer Indemnified Person will have a right to indemnification pursuant to this Section 10 for any breach or inaccuracy of any representation or warranty, referred to in Section 10.1.1(a), with respect to which the Buyer had actual knowledge. If any condition contained in this Agreement or in any Ancillary Agreement based on the truth and accuracy of any representation or warranty, or the performance of or compliance with any covenant or agreement is waived in writing by an Indemnified Party, the right of such Indemnified Party to indemnification pursuant to this Section 10 based on such representation, warranty, covenant or agreement will be deemed waived at Closing.

10.8. No Right of Set-Off. The Buyer expressly waives any and all right of set off, counterclaim, deduction, withholding, recoupment or other claims or defenses with respect to or against the Milestone Payments, the Promissory Note or other amounts due or owing under this Agreement or any Ancillary Agreement, including any and all right to apply the amount of any Losses referenced in this Section 10 against the Milestone Payments, the Promissory Note or other such amounts.

10.9. Exclusive Remedy. Except for remedies that cannot be waived as a matter of law or the equitable remedy of specific performance in connection with the breach of any covenant contained in this Agreement, this Section 10 will provide the sole and exclusive remedy following the Closing for any and all Losses sustained or incurred by any Indemnified Party relating to or arising in connection with (a) any breach of, or inaccuracy in, any representation or warranty made in connection with this Agreement, (b) any breach or violation of any covenant or agreement in or pursuant to this Agreement or any Ancillary Agreement which does not require performance after the Closing Date or (c) any other Losses that arise in connection with this Agreement or with respect to which indemnification is provided in this Section 10, other than Losses arising in connection with any breach or violation of any covenant or agreement in Section 2.

10.10. Purchase Price Adjustments. Any payments made to any party pursuant to Articles 10 or 11 will constitute an adjustment of the Purchase Price for Tax purposes and will be treated as such by Buyer and Seller (and their respective Affiliates) on their Tax Returns to the extent permitted by law.

11. Tax Matters.

11.1. Tax Indemnification. The Seller will indemnify, exonerate and hold free and harmless each Buyer Indemnified Person from and against any Losses attributable to (a) all Taxes (or non-payment thereof) of the Company for all Pre-Closing Tax Periods, (b) all Pre-Closing Tax Period Taxes of any other member of the affiliated, consolidated, combined or unitary group of which the Company was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign Legal Requirement, and (c) any and all Taxes relating to a Pre-Closing Tax Period of any Person imposed on the Company in the Company’s capacity as a transferee or successor to such Person, by Contractual Obligation or otherwise. Notwithstanding the foregoing, the Seller will not indemnify, exonerate and hold free and harmless a Buyer Indemnified Person from and against any Losses attributable to any Buyer Tax Act. Further, the Seller’s obligation to indemnify, defend and hold harmless a Buyer Indemnified Person from and against any Liability pursuant to this Section 11.1 will terminate 90 days following the expiration of the applicable statute of limitations in respect of such Liability.

11.2. Straddle Period; Related Items. In the case of any Taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes of the Company in the case of Taxes that are: (x) based upon or measured by net income or gain, (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible), or (z) sales and use taxes, value-added taxes, employment taxes, withholding taxes or similar Taxes, for the Pre-Closing Tax Period will be determined based on an interim closing of the books as of the close of business on the Closing Date, except that any item or amount of Tax attributable to a Buyer Tax Act will be allocated solely to the Post-Closing Tax Period. The amount of Taxes other than Taxes of the Company described in clauses (x), (y) and (z) which relate to the Pre-Closing Tax Period will be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. For purposes of clauses (x), (y) and (z) of this Section 11.2, any exemption, deduction, credit or other item that is calculated on an annual basis will be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period times a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date, and the denominator of which is the number of days in such Straddle Period. Notwithstanding the foregoing, any item or amount of Tax attributable to a Buyer Tax Act will be allocated solely to that portion of the Straddle Period ending after the Closing Date. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 11.2 will be computed by reference to the level of such items on the Closing Date. Proration of Taxes that are undetermined as of the Closing Date (1) will be based on the most recently available Tax rate and valuation, giving effect to applicable exemptions, change in valuation, and similar items, whether or not officially certified to the appropriate Governmental Authority as of the Closing Date, (2) will use a 365-day year and (3) if any Tax proration is based upon an estimate at Closing, a post-Closing adjustment will be made by cash settlement between Seller and Buyer within 30 Business Days after receipt of the actual expense invoices or Tax bill, which adjustment obligation will survive the Closing. The Parties hereto will, to the extent permitted by applicable law, elect with the relevant Governmental Authority to treat a portion of any Straddle Period as a short taxable period ending as of the close of business on the Closing Date.

11.3. Tax Sharing Agreements. All Tax sharing agreements or similar agreements and all powers of attorney with respect to or involving the Company will be terminated prior to the Closing and, after the Closing, the Company will not be bound thereby or have any Liability thereunder.

11.4. Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such similar Taxes, and any conveyance fees or recording charges (including any interest, penalties or other additions to tax) (“Transfer Taxes”) incurred in connection with the Contemplated Transactions, will be shared equally by Buyer and Seller, Buyer will, at its own expense, timely file all necessary Tax Returns relating to Transfer Taxes and other documentation with respect to all such Transfer Taxes, fees and charges incurred in connection with the Contemplated Transaction. The Parties hereto (and their Affiliates) will cooperate with one other in connection with the filing of any Tax Return relating to Transfer Taxes, including joining in the execution of any such Tax Returns or other documentation. Buyer and Seller will, upon the request of the other Party, use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or other Person as may be necessary to mitigate, reduce or eliminate any Transfer Tax.

11.5. Cooperation; Tax Contests. Buyer and Seller will have the obligation, if called upon by the other, to cooperate reasonably in (A) preparing and filing all Tax Returns described in Section 11.6 with respect to the Company, including giving each other reasonable access to their employees for the purpose of making inquiries in connection with the preparation of such Tax Returns, (B) giving the other Party timely notice of and responding to any inquiries, audits or similar proceedings (including litigation) by any Governmental Authority relating to Taxes of the Company (a “Tax Matter”) and (C) resolving all Tax Matter-related disputes and audits. Buyer and Seller will, upon request of the other Party, use their commercially reasonable efforts to obtain or provide any certificate or other document from any Governmental Authority or any other Person, at the sole expense of the requesting Party, as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the Contemplated Transactions). The Party requesting such cooperation will pay the reasonable out-of-pocket expenses of the other Party. Notwithstanding Section 10.4, the Seller will have the responsibility for, and the right to control, at the Seller’s sole expense, any Tax Matter relating to Taxable periods ending on or prior to the Closing Date (though Buyer will have the right to participate, at its own expense, in any such Tax Matter that relates to a Company Tax Return that was not filed on a combined, consolidated or unitary basis), and the Seller will have the right to participate, at its own expense, in the disposition of a Tax Matter of any Tax Return relating to periods ending after the Closing Date, if and to the extent that such matter is reasonably likely to give rise to a claim for indemnification under either Section 10.1 or Section 11.1. Buyer will be entitled to be timely informed in writing by Seller of any Tax Matter described in clause (B) of this Section 11.5 relating to Taxable periods ending on or prior to the Closing Date (it being understood that such writing shall set forth in reasonable detail the amount and the nature of such matter as it pertains solely to the Company as well as the core assertions of the Governmental Authority underlying such matter as they pertain solely to the Company) and the developments with respect to such matter at any administrative meeting, conference, hearing or other proceeding as they pertain solely to the Company. For the avoidance of doubt, Buyer will not be entitled to any information described in the previous sentence to the extent such matter relates to or is in connection with a liability of the Company under Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Tax law. Buyer will have the responsibility for, and the right to control, at Buyer’s sole expense any Tax Matter relating to a Straddle Period of the Company.

11.6. Tax Returns.

11.6.1 The Seller will prepare and timely file (or cause the Company to prepare and timely file), at Seller’s sole expense, all Tax Returns related to the Company that are due on or prior to the Closing Date, and will timely pay (taking into consideration any extensions for filing) any Taxes with respect thereto. At least 15 days prior to the filing of any such Tax Return that is not filed on a combined, consolidated or unitary basis, Seller will submit a copy of such Tax Return to the Buyer for the Buyer’s review, comment and approval, which approval will not be unreasonably withheld. or delayed, and will not be withheld in any event if such Tax Return has been prepared in a manner consistent with the Company’s past practices. Seller will consider in good faith such revisions to such Tax Returns as are reasonably requested by Buyer. Buyer and Seller agree to consult and resolve in good faith any issue arising as a result of Buyer’s review of such Tax Returns and mutually consent to the filing of such Tax Returns as promptly as possible. Notwithstanding the foregoing, Buyer will be entitled to be timely informed in writing by Seller of any Tax Matter described in clause (B) of Section 11.5 relating to Tax Returns of the Company that are due on or prior to the Closing Date (it being understood that such writing shall set forth in reasonable detail the amount and the nature of such matter as it pertains solely to the Company as well as the core assertions of the Governmental Authority underlying such matter as they pertain solely to the Company) and the developments with respect to such matter at any administrative meeting, conference, hearing or other proceeding as they pertain solely to the Company. For the avoidance of doubt, Buyer will not be entitled to any information described in the previous sentence to the extent such matter relates to or is in connection with a liability of the Company under Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Tax law.

11.6.2 In addition to Section 11.6.1, the Seller will prepare and file, at Seller’s sole expense, (i) all the Seller combined or consolidated U.S. federal Tax Returns (income or non-income) of which Company is includible, and (ii) all Seller combined, unitary or consolidated state or local Tax Returns (income or non-income) of which the Company is includible, and will timely pay (taking into consideration any extensions for filing) any Taxes with respect to (i) and (ii), above. The Company will provide, at the Company’s sole expense, all information in its possession and not otherwise available to Seller required to be included in such returns as the Seller may reasonably request within 30 days of such request. Notwithstanding the foregoing, Buyer will be entitled to be timely informed in writing by Seller of any Tax Matter described in clause (B) of Section 11.5 relating to Tax Returns described in this Section 11.6.2 (it being understood that such writing shall set forth in reasonable detail the amount and the nature of such matter as it pertains solely to the Company as well as the core assertions of the Governmental Authority underlying such matter as they pertain solely to the Company) and the developments with respect to such matter at any administrative meeting, conference, hearing or other proceeding as they pertain solely to the Company. For the avoidance of doubt, Buyer will not be entitled to any information described in the previous sentence to the extent such matter relates to or is in connection with a liability of the Company under Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Tax law.

11.6.3 The Company will prepare and timely file, at the Company’s sole expense, all Straddle Period Tax Returns related to the Company, other than those described in Section 11.6.1 and Section 11.6.2 that are due after the Closing Date (including those non-income Tax Returns and separate state and local income Tax Returns for Taxable periods ending after the Closing Date), and will timely pay (taking into consideration any extensions for filing) any Taxes with respect thereto. All such Tax Returns will be prepared in a manner consistent with past practice of the Company unless otherwise required by law. With respect to Taxes of the Company relating to a Straddle Period, Seller will pay to Buyer within 30-days of Buyer’s written request the amount of such Taxes allocable to the portion of the Straddle Period that is deemed to end on the close of business on the Closing Date. Such written request will include satisfactory evidence that Buyer has timely paid such Taxes. The portion of any Tax that is allocable to the taxable period that is deemed to end on the Closing Date will be calculated consistent with the principles set forth in Section 11.2. Notwithstanding the foregoing, Seller will be entitled to be timely informed in writing by Buyer of any Tax Matter described in clause (B) of Section 11.5 relating to those Straddle Period Tax Returns described in this Section 11.6.3 (it being understood that such writing shall set forth in reasonable detail the amount and the nature of such matter as it pertains solely to the Company as well as the core assertions of the Governmental Authority underlying such matter as they pertain solely to the Company) and the developments with respect to such matter at any administrative meeting, conference, hearing or other proceeding as they pertain solely to the Company.

11.6.4 With respect to Section 11.6.3, at least 15 days prior to the date on which each such Tax Return is due (taking into consideration any extensions for filing), the Company will submit such Tax Return to the Seller for the Seller’s review, comment and approval, which approval will not be unreasonably withheld or delayed, and will not be withheld in any event if such Tax Return has been prepared in a manner consistent with the Company’s past practices. Buyer will consider in good faith such revisions to such Tax Returns as are reasonably requested by Seller. Buyer and Seller agree to consult and resolve in good faith any issue arising as a result of Seller’s review of such Tax Returns and mutually consent to the filing of such Tax Returns as promptly as possible.

11.7. Tax Records. Buyer and Seller will, and Buyer will cause the Company to, (A) retain all books and records with respect to Tax Matters pertinent to the Company relating to any taxable period beginning on or before the Closing Date until 90 days after the expiration of the statute of limitations (and any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority and (B) give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records, and, if the other Party so requests, Buyer, the Company or Seller, as the case may be, will allow the other Party to take possession of such books and records at the sole expense of the requesting Party.

11.8. Amendments. None of Buyer, the Company or any Affiliate of the foregoing will amend, refile, revoke or otherwise modify any Tax Return or Tax election of the Company in respect of any Pre-Closing Tax Period without the prior written consent of Seller, which consent will not be unreasonably withheld or delayed.

11.9. Certain Tax Attributes.

11.9.1 Seller will be entitled to any Tax refunds (or reductions in Tax liability), including interest paid therewith, in respect of Taxes paid or incurred by the Company with respect to any Pre-Closing Tax Period. Buyer will forward to Seller or reimburse Seller for any such Tax refunds received or reductions utilized within 30 days of such receipt or utilization. To the extent such refund is subsequently disallowed or required to be returned to the applicable Governmental Authority, Seller agrees promptly to repay the amount of such refund, together with any interest, penalties or other additional amounts imposed by such Governmental Authority, to Buyer or such Governmental Authority, as the case may be.

11.9.2 Buyer and its Affiliates will not cause or permit the Company to carry back to any Pre-Closing Tax Period any net operating loss or other Tax attribute that is attributable to a Post-Closing Tax Period. In conformity with the foregoing, Buyer and, to the extent necessary any of its Affiliates, will make a proper and timely election (or cause such proper and timely election to be made) to relinquish the carryback of any net operating losses, if any, of the Company pursuant to either Treasury Regulations Section 1.1502-21(b)(3)(ii)(B) or 1.1502-21T(b)(3)(ii)(C) or Code Section 172(b)(3), or any similar or comparable provision under state, local or foreign law, as the case may be.

11.10. Prohibition of Certain Tax Elections. The Parties expressly acknowledge and agree that (i) no Code Section 338(h)(10) election will be made with respect to the Contemplated Transactions and (ii) Seller will not make any election under Treasury Regulations Section 1.1502-36(d) to reduce the Tax basis in the Shares in lieu of preserving the attributes, if any, of the Company.

11.11. Buyer Tax Act. Buyer will not and will ensure that none of its Affiliates (including, after the Closing, the Company), acting separately or in concert, cause or engage in any Buyer Tax Act.

12. Miscellaneous.

12.1. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided: (1) by hand (in which case, it will be effective upon delivery); (2) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or (3) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service); in each case, to the address (or facsimile number) listed below (or to a different address or facsimile number given by a Party via notice in accordance with this Section 12.1 to the other Party):

(a)	If to the Buyer, to it at:

Conatus Pharmaceuticals Inc.

4365 Executive Drive, Suite 200

San Diego, CA 92121

Facsimile number:     (858) 558-8920

Attention:                   Chief Executive Officer

with a copy to:

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

Facsimile number:     (858) 523-5450

Attention:                   Scott N. Wolfe / Cheston J. Larson

(b)	If to the Seller, to it at:

Pfizer Inc.

234 East 42nd Street

New York, NY 10017

Facsimile number:     (212) 573-0768

Attention:                   Senior Vice President and General Counsel

with a copy to:

Steven A. Wilcox

Ropes & Gray LLP

One International Place

Boston, MA 02110

Facsimile number:     617-235-0223

12.2. Succession and Assignment; No Third-Party Beneficiary. Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns, each of which such permitted successors and permitted assigns will be deemed to be a Party for all purposes hereof. Neither Party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. Notwithstanding the foregoing, without the consent of the other Party, each Party may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates or any successor in interest to such Party by way of merger, acquisition, sale or transfer of all or substantially all of the business and assets of such Party to which this Agreement relates, and (b) designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as the assigning Party is not relieved of any Liability hereunder. Except as expressly provided herein, this Agreement is for the sole benefit of the Parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the Parties and such successors and assignees, any legal or equitable rights hereunder.

12.3. Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Buyer and the Seller, or in the case of a waiver, by the Party against whom the waiver is to be effective. No waiver by any Party of any breach or violation or default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

12.4. Entire Agreement. This Agreement, together with the Ancillary Agreements and any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto, except for the Confidentiality Agreement.

12.5. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each Party.

12.6. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable Legal Requirements, be invalid or unenforceable in any respect, each Party intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Legal Requirements.

12.7. Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

12.8. Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a section, exhibit or schedule means a section of, or schedule or exhibit to this Agreement, unless another agreement is specified, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively and (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement.

12.9. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

12.10. Governing Law. This Agreement, the rights of the Parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive Legal Requirements of the State of New York, without giving effect to any choice or conflict of law provision or rule (other than Section 5-1401 and 5-1402 of the New York General Obligation Law) that would cause the application of the Legal Requirements of any other jurisdiction.

12.11. Dispute Resolution. If a dispute arises under this Agreement which cannot be resolved by the Buyer and the Seller, prior to initiating an Action, either Party may invoke the dispute resolution procedure set forth in this Section 12.11 by giving written notice to the other Party, designating an executive officer with appropriate authority to be its representative in negotiations relating to the dispute. Upon receipt of such notice, the other Party will, within five days, designate an executive officer with similar authority to be its representative. The designated executive officers will, following whatever investigation each deems appropriate, promptly enter into discussions concerning the dispute. Neither Party may commence an Action of any matter hereunder (other than injunctive or other equitable relief) until the expiration of thirty days after its notice designating such executive officers.

12.12. Jurisdiction; Venue; Service of Process.

12.12.1 Jurisdiction. Subject to the provisions of Section 10.4.5, each Party, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York state court sitting in New York, New York, United States of America for the purpose of any Action between the Parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable Legal Requirements, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence, a Party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

12.12.2 Venue. Each Party waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

12.12.3 Service of Process. Each Party hereby (a) consents to service of process in any Action between the Parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York Legal Requirements, (b) agrees that service of process made in accordance with clause (a) of this Section 12.12.3 or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.1, will constitute good and valid service of process in any such Action and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) of this Section 12.12.3 does not constitute good and valid service of process.

12.13. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, AND SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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IN WITNESS WHEREOF, each of the Parties has caused its duly authorized representative to execute this Agreement as of the Execution Date.

CONATUS PHARMACEUTICALS INC.

By:	/s/ Steven J. Mento
Name: Steven J. Mento
Title: Pres & CEO

PFIZER INC.

By:	/s/ David Reid
Name: David Reid
Title: Assistant Secretary

Signature Page to Stock Purchase Agreement

Exhibit 1.A

INVENTORY TRANSFER AGREEMENT

This Inventory Transfer Agreement (the “Agreement”), dated as of the Closing Date (defined below) (the “Execution Date”), is by and between Conatus Pharmaceuticals Inc., a Delaware corporation (“Conatus”) and Pfizer Inc., a Delaware corporation (“Seller”). Conatus and Seller are each referred to in this Agreement as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, Seller and Conatus have entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) whereby Conatus has agreed to purchase from Seller, and Seller has agreed to sell to Conatus, all of the outstanding shares of capital stock of Idun Pharmaceuticals, Inc., a Delaware corporation and wholly owned subsidiary of the Seller (“Idun”);

WHEREAS, certain Pfizer Subsidiaries (defined below) own Inventory (defined below) relating to the Products (defined below) that have been developed by Idun; and

WHEREAS, in connection with the transaction contemplated by the Stock Purchase Agreement, Seller has agreed to cause its Pfizer Subsidiaries to assign to Conatus the Inventory and Conatus has agreed to pay Seller certain payments over time as the Inventory is used.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions.

“Action” has the meaning given to it in the Stock Purchase Agreement.

“Affiliate” has the meaning given to it in the Stock Purchase Agreement.

“Agreement” is defined in the introduction to this Agreement.

“API and Materials Inventory” means the inventory items of active pharmaceutical ingredients and materials listed on Schedule 1, in the amounts estimated on Schedule 1.

“Business Day” has the meaning given to it in the Stock Purchase Agreement.

“Code” has the meaning given to it in the Stock Purchase Agreement.

“Closing Date” has the meaning given to it in the Stock Purchase Agreement.

“Conatus” is defined in the introduction to this Agreement.

“Drug Product Inventory” means the inventory items of finished drug product listed on Schedule 2, in the amounts estimated on Schedule 2.

“Execution Date” is defined in the introduction to this Agreement.

“Idun” is defined in the introduction to this Agreement.

“Inventory” means the API and Materials Inventory and Drug Product Inventory.

“Legal Requirement” has the meaning given to it in the Stock Purchase Agreement.

“Party” and “Parties” is defined in the introduction to this Agreement.

“Person” has the meaning given to it in the Stock Purchase Agreement.

“Pfizer Account” is defined in Section 2.2.

“Products” has the meaning given to it in the Stock Purchase Agreement.

“Seller” is defined in the introduction to this Agreement.

“Stock Purchase Agreement” is defined in the introduction to this Agreement.

“Tax” has the meaning given to it in the Stock Purchase Agreement.

“Pfizer Subsidiary” and “Pfizer Subsidiaries” is defined in Section 2.

2.	Assignment of Inventory and Assumption of Liabilities.

2.1. Conveyance and Assignment of Assets. On the Closing Date, Seller will cause all Pfizer subsidiaries in possession of the Inventory as of the Closing Date, including but not limited to [***] (each a “Pfizer Subsidiary” and collectively, the “Pfizer Subsidiaries”), to convey, assign and transfer to Conatus and its successors and permitted assigns, forever, all of the Pfizer Subsidiaries’ right, title and interest in, to and under the Inventory. Each of the Pfizer Subsidiaries will transfer to Conatus the quantities of Inventory it has on hand at the time of shipment. The quantities listed on Schedule 1 and Schedule 2 are estimated quantities and regardless of whether the Pfizer Subsidiaries ship more or less than such quantities, the terms of this Agreement remain unchanged by such variations in the Inventory quantity. Within [***] days following the Closing Date, Pfizer Subsidiaries will package and ship all of the Inventory Ex Works (Incoterms 2000) to an address designated by Conatus not later than [***] days following the Closing Date. Conatus will bear all reasonable costs and expenses incurred by Pfizer Subsidiaries and Seller after the Execution Date related to packaging and shipping the Items pursuant to this Section 2. Conatus is responsible for the payment of any value added taxes (subject to a valid value added taxes invoice being issued to Conatus) or similar taxes, charges, duties, fees, levies or other assessments required to be paid at the time of shipment. Seller and the Pfizer Subsidiaries

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

shall use their reasonable efforts to minimize any such value added taxes and similar taxes, charges, duties, fees, levies or other assessments. If so requested by any of the Pfizer Subsidiaries or Seller in writing, Conatus will provide such Pfizer Subsidiary or Seller, as the case may be, with a purchase order for the Inventory prior to shipment.

2.2. Inventory Reporting and Payment. Within [***] days following the end of each calendar quarter following the Closing Date, Conatus will provide Seller and each of the Pfizer Subsidiaries with a true, correct and complete report setting forth the quantity of API and Materials Inventory that was used for development of the Product or that was otherwise used or disposed of by or on behalf of Conatus or Idun in such quarter. By January 31 of each year following the Closing Date, Conatus will pay to Seller [***] dollars ($[***]) per kilogram of API and Materials Inventory so used in the development of the Products in the prior year ending December 31, by wire transfer of immediately available funds to the Pfizer Account (defined below). For the avoidance of doubt, (a) there shall be [***] for the Drug Products Inventory, (b) there are no minimum use obligations of Conatus for any Inventory transferred under this Agreement, and (c) there shall be [***] for Inventory that is disposed of, rather than used in the development of the Products, whether due to expiration, spoilage, or other reason, provided, however, that Conatus will provide Seller and each of the Pfizer Subsidiaries with a written certification setting forth the amount of Inventory destroyed and the manner of destruction within [***] days following the end of each calendar quarter following the Closing Date. The foregoing reporting and payment requirement will terminate and have no further force or effect upon the earlier of (1) such time as Conatus has paid Seller a total of [***] dollars ($[***]) under this Section 2.2 or (2) such time as all of the Inventory has been disposed of or used. Upon no less than [***] ([***]) Business Days written notice to the Seller prior to the making of any payment under this Agreement, Conatus will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Conatus is required to deduct and withhold under the Code, or any Tax law, with respect to the making of such payment. Such written notice will describe in reasonable detail the amount and reason(s) for such withholding. To the extent that any amounts are so withheld, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Seller. The “Pfizer Account” means the following account or such other account as may be specified by Seller or any of the Pfizer Subsidiaries:

Payee:	[***]
Bank name:	[***]
Account name:	[***]
Iban:	[***]
Swift code:	[***]

2.3. Audit Rights. Upon [***] days prior written notice from Seller, Conatus will permit an independent certified public accounting firm of nationally recognized standing selected by Seller, to examine, [***], the relevant books, records and Inventory of Conatus and its Affiliates as may be reasonably necessary to verify the amounts reported by Conatus in accordance with Section 2.2 and the payments made thereunder. Seller shall be limited to no

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

more than one audit every twelve calendar months. Conatus will provide such accounting firm with access to such books, records and Inventory at Conatus’s or Idun’s facilities where such books, records and Inventory are normally kept and such examination will be conducted during Conatus’s normal business hours; provided that Conatus may redact information from such books and records relating to products and development programs other than the Products. Upon completion of the audit, the accounting firm will provide both Conatus and Seller a written report disclosing any discrepancies in the reports submitted by Conatus or the payments made, and, in each case, the specific details concerning any discrepancies. Notwithstanding anything to the contrary, if such accounting firm concludes that additional payments were due to Seller, Conatus will pay to Seller the additional payments within [***] days of the date Conatus receives such accountant’s written report and [***]. The foregoing audit rights shall terminate [***] after the termination of payment obligations under Section 2.2.

2.4. Records. Within [***] days following the Closing Date, Seller will cause the Pfizer Subsidiaries to provide, or request that any applicable contract manufacturer provide, to Conatus the batch records, certificates of analysis, safety data sheets and other supporting documentation relevant to the Inventory.

2.5. Further Assurance. The Parties will cooperate with one another and use their respective reasonable efforts to consummate the assignment and transfer of the Inventory to Conatus, all as provided herein. In furtherance of the foregoing, each Party will use reasonable efforts to take, or cause to be taken, such actions and to do, or cause to be done, such things as are reasonably necessary or reasonably desirable under this Agreement and applicable Legal Requirements to consummate the transactions contemplated by this Agreement, including to assign and transfer the Inventory to Conatus. Without limiting the generality of the foregoing, all Parties agree to execute and deliver such agreements, certificates, consents, assurances, powers of attorney, instruments and other documentation, and to take such other actions, as may be reasonably necessary or reasonably desirable in order to implement and effect the intents and purposes of this Agreement.

2.6. Disclaimer. THE INVENTORY IS BEING TRANSFERRED TO CONATUS BY SELLER AND THE PFIZER SUBSIDIARIES ON AN AS-IS, WHERE-IS BASIS AND CONATUS ACKNOWLEDGES THAT THE INVENTORY IS EXPIRED. EACH PARTY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE INVENTORY. ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED.

3.	Miscellaneous.

3.1. Expenses. Each Party hereto will bear its own legal and other expenses in connection with this Agreement.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided: (1) by hand (in which case, it will be effective upon delivery); (2) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or (3) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service); in each case, to the address (or facsimile number) listed below (or to a different address or facsimile number given by a Party via notice in accordance with this Section 3.2 to the other Parties):

If to Conatus, to it at:

Conatus Pharmaceuticals Inc.

4365 Executive Drive, Suite 200

San Diego, CA 92121

Facsimile number: (858) 558-8920

Attention: Chief Executive Officer

with a copy to:

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

Facsimile number: (858) 523-5450

Attention: Scott N. Wolfe / Cheston J. Larson

If to Pfizer Subsidiaries or to the Seller, to it at:

Pfizer Inc.

234 East 42nd Street

New York, NY 10017

Facsimile number: (212) 573-0768

Attention: Senior Vice President and General Counsel

with a copy to:

Steven A. Wilcox

Ropes & Gray LLP

One International Place

Boston, MA 02110

Facsimile number: 617-235-0223

3.3. Succession and Assignment; No Third-Party Beneficiary. Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns, each of which such permitted successors and permitted assigns will be deemed to be a Party for all purposes hereof. No Party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other

Parties. Notwithstanding the foregoing, without the consent of the other Parties, each Party may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates or any successor in interest to such Party by way of merger, acquisition, sale or transfer of all or substantially all of the business of such Party to which this Agreement relates, and (b) designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as the assigning Party is not relieved of any liability hereunder. Except as expressly provided herein, this Agreement is for the sole benefit of the Parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the Parties and such successors and assignees, any legal or equitable rights hereunder.

3.4. Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No waiver by any Party of any breach or violation or default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

3.5. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each Party.

3.6. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable Legal Requirements, be invalid or unenforceable in any respect, each Party intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Legal Requirements.

3.7. Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

3.8. Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a section, exhibit or schedule means a section of, or schedule or exhibit to this Agreement, unless another agreement is specified, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively and (e) references to a particular Person include such Person’s successors and permitted assigns to the extent not prohibited by this Agreement.

3.9. Construction. The Parties have all participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

3.10. Governing Law. This Agreement, the rights of the Parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive Legal Requirements of the State of New York, without giving effect to any choice or conflict of law provision or rule (other than Section 5-1401 and 5-1402 of the New York General Obligation Law) that would cause the application of the Legal Requirements of any other jurisdiction.

3.11. Disputes. In the event of a dispute arising under this Agreement that cannot be resolved by the Parties, such dispute will be settled by Seller, on behalf of Pfizer Subsidiaries, and Conatus under the dispute resolution, jurisdiction, venue and service of process provisions of the Stock Purchase Agreement.

3.12. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, AND SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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IN WITNESS WHEREOF, each of the Parties has caused its duly authorized representative to execute this Agreement as of the Execution Date.

CONATUS PHARMACEUTICALS INC.

By:	/s/ Steven J. Mento
Name: Steven J. Mento
Title: President and Chief Executive Officer

PFIZER INC.

By:	/s/ David Reid
Name: David Reid
Title: Assistant Secretary

Signature Page to Inventory Transfer Agreement

SCHEDULE 1

API AND MATERIALS INVENTORY

Unmilled API	Quantity in grams	Item Code	Lot Number
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Total currently available	[***]

Milled API	Quantity in grams	Item Code	Lot Number
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Total currently available	[***]

Regulatory Starting Material	Quantity in grams	Item Code	Lot Number
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Total currently available	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Total currently available	[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2

DRUG PRODUCT INVENTORY

Drug Product	Quantity Capsules	DMID	Lot Number
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 2.2

PROMISSORY NOTE

$1,000,000	Dated: July 29, 2010

FOR VALUE RECEIVED, the undersigned Conatus Pharmaceuticals Inc., a Delaware corporation (together with its permitted successors and assigns, “Maker”), hereby promises to pay to the order of Pfizer Inc., a Delaware corporation (together with its successors and any subsequent holder of this Promissory Note being referred to as “Payee”), at its corporate offices at 235 East 42nd Street, New York, NY 10017, the principal sum of ONE MILLION DOLLARS ($1,000,000), together with accrued and unpaid interest thereon, on July 29, 2020, (the “Maturity Date”). Interest on the principal of this Promissory Note from time to time outstanding will accrue daily from the date of this Promissory Note until this Promissory Note is paid in full at a per annum interest rate equal to seven percent, compounded quarterly; provided, however, interest on all past due amounts will bear interest at a per annum interest rate equal to ten percent, compounded monthly. Interest on this Promissory Note will be payable quarterly in cash in arrears on the first Business Day of each January, April, July and October, commencing on October 1, 2010, calculated at a rate per annum based upon the actual number of days elapsed over a year of 360 days.

At any time prior to the Maturity Date, and after providing 15 days prior written notice to Payee, Maker will have the right to prepay, in whole or part, the unpaid principal balance of this Promissory Note, together with accrued and unpaid interest thereon, without premium or penalty. Any such pre-payment will be applied first to the payment of accrued and unpaid interest on the principal amount of this Promissory Note being pre-paid and the remainder, if any, will be applied to principal.

Notwithstanding anything contained herein to the contrary, this Promissory Note is hereby expressly limited so that in no contingency or event whatsoever, will the amount paid or agreed to be paid to Payee for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, Payee will ever receive as interest hereunder an amount that would exceed the highest lawful rate applicable to Maker, such amount that would be excessive interest will be applied to the reduction of the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest, and if the principal amount of this Promissory Note is paid in full, any remaining excess will forthwith be paid to Maker, and in such event, Payee will not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the highest lawful rate permissible under applicable law.

Maker and each surety, endorser, guarantor, and other party now or hereafter liable for payment of this Promissory Note, severally waive demand, presentment for payment, notice of dishonor, protest, notice of protest, diligence in collecting or bringing suit against any party liable hereon, and further agree to any and all extensions, renewals, modifications, partial payments and substitutions of evidence of indebtedness with or without notice before or after demand by Payee for payment hereunder. All sums payable hereunder will be payable by Maker to Payee in lawful money of the United States of America and immediately available funds.

In the event this Promissory Note is placed in the hands of any attorney for collection or suit is filed hereon or if proceedings are had in bankruptcy, receivership, reorganization, or other legal or judicial proceedings for the collection hereof, Maker and any guarantor hereby jointly and severally agree to pay to Payee all expenses and costs of collection, including, but not limited to, reasonable attorneys’ fees incurred in connection with any such collection, suit, or proceeding, in addition to the principal and interest then due.

Time is of the essence with respect to all of Maker’s obligations and agreements under this Promissory Note.

THIS PROMISSORY NOTE IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THEREOF, AND MAKER CONSENTS TO JURISDICTION IN THE COURTS LOCATED IN NEW YORK CITY, NEW YORK.

All of the covenants, obligations, promises and agreements contained in this Promissory Note made by Maker will be binding upon its permitted successors and assigns. Maker will not allow or cause this Promissory Note to be assumed, or assign, delegate or otherwise transfer this Promissory Note or any of its rights, interests or obligations hereunder without the prior written consent of Payee.

The occurrence of any of the following will constitute an “Event of Default” under this Promissory Note, upon which occurrence all the principal of and any accrued and unpaid interest on this Promissory Note will mature and become immediately due and payable without further notice, demand or presentment for payment, together with all reasonable costs incurred by Payee in the enforcement and collection of this Promissory Note:

(a) a Change of Control of Maker;

(b) Maker fails to pay when due any principal of this Promissory Note;

(b) Maker fails to pay within ten days following the date when due any interest on, or other payment required under the terms of, this Promissory Note;

(c) Maker fails to provide Payee, within 60 days after the end of each fiscal quarter of Maker, unaudited balance sheets as of the end of such quarter (consolidated if applicable), and unaudited statements of income or loss, retained earnings or deficit, cash flows and capital structure of Maker for such quarter, certified by Maker’s Chief Executive Officer or Chief Financial Officer to fairly present in all material respects the data reflected therein;

(d) Maker fails to provide Payee, within 150 days after the end of each fiscal year of Maker, audited balance sheets as of the end of such year (consolidated if applicable), and related statements of income or loss, retained earnings or deficit, cash flows and capital structure of Maker for such year, and accompanied by an audit report and opinion of the independent certified public accountants of recognized national standing selected by Maker;

(e) Maker in any way (i) hypothecates or creates or permits to exist any Lien with respect to any of its or its Subsidiaries’ property, except for Permitted Liens or (ii) sells, transfers,

assigns, pledges, collaterally assigns, exchanges, or otherwise disposes of (collectively, a “Transfer”), or permits any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (A) of inventory in the ordinary course of business, (B) of non-exclusive licenses and similar arrangements for the use of the property of Maker or its Subsidiaries in the ordinary course of business and licenses that are exclusive in certain respects (such as field of use or geographical territory) made in the ordinary course of business that do not result in a transfer of title to the intellectual property that is the subject of such license under applicable law, (C) of worn-out or obsolete equipment, or (D) by Maker to its Subsidiaries in an aggregate amount not to exceed $2,000,000 on an annual basis;

(f) Maker (i) pays any dividends or makes any distributions on its Equity Securities, (ii) purchases, redeems, retires, defeases or otherwise acquires for value any of its Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements approved by its Board of Directors), (iii) returns any capital to any holder of its Equity Securities as such, (iv) makes any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such, or (v) sets apart any sum for any such purpose; provided, however, Maker may declare dividends payable solely in common stock;

(g) Maker creates, incurs, assumes or suffers to exist, or permits its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness;

(h) Maker liquidates or dissolves or otherwise ceases to be a corporation validly existing and in good standing under the laws of its state of incorporation;

(i) Maker fails to notify Payee of any event or condition that has had or could be reasonably expected to have a Material Adverse Effect;

(j) Maker or any of its Subsidiaries fails to make any payment when due under the terms of any Indebtedness to be paid by such Person (excluding this Promissory Note but including any other Indebtedness of Maker or any of its Subsidiaries to Payee) and such failure continues beyond any period of grace provided with respect thereto, or defaults in the observance or performance of any other agreement, term or condition contained in any such Indebtedness, and the effect of such failure or default is to cause Indebtedness in an aggregate amount of $2,000,000 or more to become due prior to its stated date of maturity;

(k) Maker or any of its Subsidiaries (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) are unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) are dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of affecting any of the foregoing;

(l) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered or such proceeding is not dismissed or discharged within 30 days of commencement; or

(m) A final judgment or order for the payment of money in excess of $1,000,000 is rendered against Maker or any of its Subsidiaries and the same remains undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Maker or any of its Subsidiaries and such judgment, writ, or similar process is not released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.

The Holder acknowledges and agrees that the Indebtedness evidenced by this Promissory Note is subordinate to the Senior Secured Convertible Promissory Notes issued pursuant to that certain Note and Warrant Purchase Agreement among Maker and the Investors named therein, dated as of March 5, 2010.

All notices and other communications required or permitted to be delivered, given or otherwise provided under this Promissory Note must be in writing and must be delivered, given or otherwise provided: (1) by hand (in which case, it will be effective upon delivery); (2) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or (3) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service); in each case, to the address (or facsimile number) listed below:

If to Maker, to it at:

Conatus Pharmaceuticals Inc.

4365 Executive Drive, Suite 200

San Diego, CA 92121

Facsimile number: (858) 558-8920

Attention: Chief Executive Officer

with a copy to:

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

Facsimile number: (858) 523-5450

Attention: Scott N. Wolfe/Cheston J. Larson

If to Payee, to it at:

Pfizer Inc.

234 East 42nd Street

New York, NY 10017

Facsimile number: (212) 573-0768

Attention: Senior Vice President and General Counsel

with a copy to:

Steven A. Wilcox

Ropes & Gray LLP

One International Place

Boston, MA 02110

Facsimile number: 617-235-0223

For purposes of this Promissory Note:

“Business Day” means any day on which commercial banks are not authorized or required to close in New York.

“Change of Control of Maker” means an event in which: (a) any other Person or group of Persons acting in concert (other than a Parent Entity of the Maker) acquires beneficial ownership of securities of the Maker representing more than 50% of the voting power of the then outstanding securities of the Maker with respect to the election of directors of the Maker, other than the issuance of securities by Maker to such Person or group of Persons primarily for capital raising purposes; or (b) the Maker enters into a merger, consolidation, scheme or arrangement or similar transaction with another Person, unless (i) the members of the Board of Directors of the Maker immediately prior to such transaction constitute more than 50% of the members of the Board of Directors of the Maker (or a Parent Entity of the Maker) immediately following such transaction and (ii) the Persons who beneficially owned the outstanding voting securities of the Maker immediately prior to such transaction beneficially own securities of the Maker representing at least 50% of the voting power with respect to the election of directors of the Maker immediately following such transaction, or a Parent Entity of the Maker beneficially owns securities of the Maker representing 100% of the voting power with respect to the election of directors of the Maker immediately following such transaction; or (c) the Maker sells to any Person(s), in one or more related transactions, a majority of the property and assets of the Buyer.

“Equity Securities” of any Person means (i) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (ii) all warrants, options and other rights to acquire any of the foregoing.

“Indebtedness” of any Person means and includes the aggregate amount of, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (iv) all obligations under capital leases of such Person, (v) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (vi) all guaranties of such Person of the obligations of another Person, (vii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement upon an event of default are limited to repossession or sale of such property), (viii) net exposure under any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered to in connection with a bona fide hedging operation that provides offsetting benefits to such Person, which agreements shall be marked to market on a current basis, and (ix) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

“Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code as in effect from time to time in the state of New York or comparable law of any jurisdiction.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations, liabilities or financial or other condition of Maker and its Subsidiaries, taken as a whole; (ii) the ability of Maker and its Subsidiaries to pay or perform the obligations in accordance with the terms of, and avoid an Event of Default under, this Promissory Note; or (iii) the rights and remedies of Payee under this Promissory Note.

“Parent Entity” of the Maker means any Person that acquires directly or indirectly, by merger or otherwise, the capital stock of the Maker if the holders of securities that represented 100% of the Voting Stock of the Maker immediately prior to such acquisition directly own 100% of the Voting Stock of the Parent Entity immediately after such acquisition and in the exact same percentages as they owned Voting Stock in the Maker immediately prior to such acquisition.

“Permitted Indebtedness” means: (i) Indebtedness under that certain Note and Warrant Purchase Agreement among Maker and the Investors named therein, dated as of March 5, 2010, or substantially similar agreements entered into in the future with Maker’s existing venture capital investors or their affiliates, in an aggregate principal amount not exceeding $20,000,000 outstanding at any time; (ii) Indebtedness secured by a lien described in clause (vi)(A) of the defined term “Permitted Liens,” provided (A) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (B) such Indebtedness does not exceed $5,000,000 in the aggregate at any given time; (iii) Subordinated Debt; (v) Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit; (v) Indebtedness in connection with a formula-based working capital line of credit with a bank or other institutional lender in which the amount of the Indebtedness does not exceed the amount of Maker’s accounts receivable shown on its balance sheet in accordance with generally accepted accounting principles, provided that such accounts receivable balance is at least $10,000,000, and (vi) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (i) through (v) above.

“Permitted Liens” mean and include: (i) Liens in favor of Payee; (ii) Liens securing Indebtedness under clause (i) of the definition of Permitted Indebtedness; (iii) Liens securing any Subordinated Debt; (iv) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Payee for the eventual payment thereof if subsequently found payable; (v) leases or subleases and licenses or sublicenses granted in the ordinary course of Maker’s business; (vi) Liens (A) upon or in any equipment which was acquired or held by Maker or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (vii) bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business; (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (ix) Liens for taxes or other Taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Payee for the eventual payment thereof if subsequently found payable; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (xi) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (xii) Liens on accounts receivable securing Indebtedness permitted under clause (iv) of the definition of Permitted Indebtedness, and (xiii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (ii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

“Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, governmental authority or other entity of any kind.

“Stock Purchase Agreement” means that certain stock purchase agreement dated as of [•], 2010, between Maker and Payee.

“Subordinated Debt” means any debt incurred by Maker, the payment, performance and security of and for which is fully and completely subordinated in all respects to this Promissory Note on terms acceptable to Payee (and identified as being such by Maker and Payee).

“Subsidiary” of any Person means (i) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (ii) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such

Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other subsidiaries and (iii) any other Person included in the financial statements of such Person on a consolidated basis. Any reference to a Subsidiary without designation of the ownership of such Subsidiary shall be deemed to refer to a Subsidiary of Maker.

“Taxes” shall mean any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto

“Voting Stock” means the capital stock of Maker that represents voting power with respect to the election of directors.

MAKER’S OBLIGATION TO MAKE PAYMENTS UNDER THIS PROMISSORY NOTE IS ABSOLUTE AND UNCONDITIONAL. MAKER WAIVES ANY AND ALL RIGHT OF SET-OFF, COUNTERCLAIM, DEDUCTION, WITHHOLDING, RECOUPMENT OR OTHER CLAIMS OR DEFENSES WITH RESPECT TO OR AGAINST THE PAYMENT OF AMOUNTS UNDER THIS PROMISSORY NOTE THAT MAKER MAY NOW OR HEREINAFTER HAVE AGAINST PAYEE OR ANY OTHER PERSON OR ENTITY, OR AGAINST ANY AMOUNTS UNDER THIS PROMISSORY NOTE. NOTWITHSTANDING THE FOREGOING, PURSUANT TO SECTION 10.1.2(A) OF THE STOCK PURCHASE AGREEMENT, THE PAYEE MAY, IN ITS SOLE DISCRETION, ELECT TO OFFSET THE AMOUNT OF CERTAIN INDEMNIFIABLE LOSSES (AS DEFINED IN THE STOCK PURCHASE AGREEMENT) OWED TO A BUYER INDEMNIFIED PERSON (AS DEFINED IN THE STOCK PURCHASE AGREEMENT) UNDER SECTION 10.1 OF THE STOCK PURCHASE AGREEMENT AGAINST THE RIGHT OF THE PAYEE TO RECEIVE ALL OR A PORTION OF THE PRINCIPAL OF OR INTEREST ON THIS PROMISSORY NOTE.

(The remainder of this page has been left intentionally blank.)

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note effective the day and year first written above.

CONATUS PHARMACEUTICALS INC.

By:	/s/ Steven J. Mento
Name: Steven J. Mento
Title: President and Chief Executive Officer

Exhibit 6.4

TECHNOLOGY TRANSFER

The Seller will provide originals or legible copies, in electronic form or otherwise, to the Buyer of the following documents and materials (e.g., compounds, reference standards), in accordance with the timeframes listed below and to the extent such items (i) exist as of the Closing Date, (ii) are separate and distinct from any information, data and other items that are unrelated to the Product or the Abbott Product (iii) are in Seller’s possession as of the Closing Date and (iv) are reasonably retrievable by Seller.

General

•

Within [***] Business Days of the Closing Date, summaries of payment of any amounts previously paid or owing to, or previously received or owing from, licensees, licensors and collaborators accruing after the Company Acquisition Date and prior to the Closing Date, including under the Material Contracts.

•	Within [***] Business Days of the Closing Date, all Company materials transferred to Seller in its original acquisition of the Company.

•

Notwithstanding the foregoing, in no event shall Seller provide Seller created laboratory notebooks, Seller internal team meeting minutes, communications, personal notes or other internal correspondence; provided, however, that within [***] Business Days of the Closing Date, relevant summary information from these document types which pertain to the Products will be provided.

•

Within [***] Business Days of the Closing Date, a summary of the information included in any Company laboratory notebooks which were created after the Company Acquisition Date which relate only to the Products.

•	Within [***] Business Days of the Closing Date, all Company-controlled development documents (across all projects and disciplines), in electronic form or the form in which they otherwise exist.

•	Within [***] Business Days of the Closing Date, information related to analytical/bioanalytical standards for [***], [***], [***] and [***].

•

Within [***] Business Days of the Closing Date, a list of [***] analytical/bioanalytical reference standards and their location, synthesis/purification records for any reference standard(s) produced and reference standard(s) characterization reports.

•	Within [***] Business Days following the Closing Date, all the [***] analytical/bioanalytical reference standards.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

API Specific Requests

•	Within [***] Business Days of the Closing Date, specifications for, and suppliers of key starting materials, intermediates and API.

•	Within [***] Business Days of the Closing Date, analytical protocols for any in-process controls developed

•

Within [***] Business Days of the Closing Date, batch production records for each lot of API produced, batch analysis/COA for each API lot produced including copies of analytical methods developed for assay, impurities, degradants and any other non-compendial tests, as well as corresponding method validation reports.

•

Within [***] Business Days of the Closing Date, specification as to which synthetic process (the process used by Company, or the alternate synthetic route based on sulfur ylide chemistry developed by Seller) was used to produce each API lot.

•	Within [***] Business Days of the Closing Date, a table summarizing which API lot was used in each Seller initiated preclinical & clinical study.

•

Within [***] Business Days of the Closing Date, copies of reports of the work done on solid state characterization (e.g., solubility, particle size, stability, bioavailability of different forms etc.) including specifically the polymorph screening conducted by Seller (as referenced in Jan. 2009 Confidential Summary), and if characterization work was performed but results were not written up in reports, a summary of the information contained in relevant lab notebook pages and associated analytical data (e.g., chromatograms, particle size distribution graphs etc.).

•

Within [***] Business Days of the Closing Date, copies of reports of any work done to identify/characterize API impurities and if work was performed but results were not written up in reports, a summary of relevant lab notebook pages and associated analytical data (e.g., spectra).

•	Within [***] Business Days of the Closing Date, reports, if any, related to forced degradation studies performed by Seller.

•

Within [***] Business Days of the Closing Date, description of, and applicable documentation related to, the proposed scheme and strategy for API scale up to 200 kg developed using the alternate synthetic route, as indicated in Seller’s Confidential Summary document dated January 26, 2009.

•

Within [***] Business Days of the Closing Date, a description of the process improvements that were implemented, or planned for implementation, to alleviate issues of API sticking to surfaces (e.g., details of agitated filter drying, optimized milling, etc.).

•

Within [***] Business Days of the Closing Date, audit reports of contract manufacturers specific to Products, and if such report contains information other than pertaining to Products a summary of the findings will be provided.

•	Within [***] Business Days of the Closing Date, copies of any methods developed for epimer detection/quantitation and corresponding method validation reports.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

•

Within [***] Business Days of the Closing Date, if there were any API or drug product stability failures up to the point of stability program discontinuation, copies of any reports or information related thereto.

•	Within [***] Business Days of the Closing Date, stability protocols and data/reports for each lot of API produced.

•	Within [***] Business Days of the Closing Date copies of procedures and any testing performed to qualify the rework procedures for the API.

Drug Product Specific Requests

•	Within [***] Business Days of the Closing Date, a description of the composition and manufacturing process for any other dosage form explored.

•	Within [***] Business Days of the Closing Date, a description of the process used to make 25.0 mg blend capsules.

•	Within [***] Business Days of the Closing Date, stability protocols and data/reports for each lot of drug product produced.

•

Within [***] Business Days of the Closing Date, copies of proposed drug product specifications and analytical test methods including impurities, dissolution and disintegration, and the corresponding method validation.

•	Within [***] Business Days of the Closing Date, batch production records, analytical test results/COA for each lot of drug product produced.

Regulatory

Regulatory-US

•

Within [***] Business Days of the Closing Date, complete copies of the IND for [***] including all amendments and associated regulatory correspondence (telephone contact reports, letters, faxes, emails, and official meeting or conference minutes) in electronic form, if available, and in the event such document exists only in hard copy, in hard copy form.

•	Within [***] Business Days of the Closing Date, a copy of the Investigator’s Brochure, including all updates and addenda (in MS Word or other editable file format).

•

Within [***] Business Days of the Closing Date, copies of correspondence with any external regulatory advisors/counsel, contained in the regulatory record, concerning [***] product development, including but not limited to correspondence concerning the nonclinical safety issue which resulted in clinical hold, in electronic form, if available, and in the event such document exists only in hard copy, in hard copy form.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Regulatory-All Other Countries

•

Within [***] Business Days of the Closing Date, complete copies of each clinical trial application (CTA) or equivalent filed for [***] including all amendments, in electronic form, if available, and in the event such document exists only in hard copy, in hard copy form.

•

Within [***] Business Days of the Closing Date, copies of all regulatory correspondence (telephone contact reports, letters, faxes, emails, and official meeting or conference minutes) for each CTA, electronic form, if available. If an application was made but not approved, include all relevant correspondence specifying reasons for non-approval, in electronic form, if available, and in the event such document exists only in hard copy, in hard copy form.

•	Within [***] Business Days of the Closing Date, copies of all safety reports filed outside the U.S.

Regulatory Compliance & Quality Assurance

•

Within [***] Business Days of the Closing Date, the name and location of any contractor involved in the manufacture, packaging, labeling and/or testing of starting materials, API, drug product, clinical trial materials.

Other

•

Within [***] Business Days of the Closing Date, copies of USAN application and all associated correspondence leading to issuance of “emricasan” for [***] and equivalent documents for any international filings.

•	Within [***] Business Days of the Closing Date, The Risk Assessment Plan for [***], as described in [***], Section 10.6.3.5.

Preclinical Development

Within [***] Business Days of the Closing Date:

1.	All information contained in Company nonclinical reports and supporting materials and documents that Seller created after it acquired the Company, either in the form of the report itself, or in a summary or report type record and document format pertaining to the Products.

2.	Validation reports and supporting documents and materials (i.e. synthesized metabolites and/or reference standards) for measurement of [***] and metabolites in mouse, rat, human and monkey serum and /or plasma. Any data on biological activity of metabolites.

3.	Transfer of ownership of data and reports from Covance, pertaining to [***].

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	Reports and supporting documents on steroisomers of [***] including stability in plasma/serum and methods to reduce isomerization after taking blood samples. Also, validation reports and reference standards used in bioanalytical and analytical methods for quantifying the stereoisomers of [***] in biological fluids and dosing materials.

5.	Reports and supporting documents on identification of circulating metabolites of [***] in mouse, rat, human and monkey.

6.	Any additional reports on protein binding related to [***].

7.	Report(s) and supporting documents on distribution of [***] and metabolites in male and female CD-1 mice, and Lister Hooded rats.

8.	Reports of oral radiolabeled mouse and rat studies for [***] (as described in [***]).

9.	Report and supporting documents on reactive metabolite profiling (i.e. formation of adducts) in mouse, rat, monkey and human hepatocytes for [***].

10.	Reports and supporting documentation on validating whole blood assay for apoptosis of leucocytes, as it pertains to [***].

11.	Supporting documents and materials (histopathology and tissue blocks) for the following reports performed with [***]:

a.	[***]

b.	[***]

c.	[***]

d.	[***]

e.	[***]

f.	[***]

g.	[***]

h.	[***]

i.	[***]

j.	[***]

12.	Transfer of ownership of data/study, report and revised report at CTBR for studies [***] and [***]. Where no report exists, the records, samples and information associated with the study will be transferred and if a draft revision of the last reports exist for [***] and [***], then such draft report. If such draft exists and is transferred, Seller will not warrant contents of any draft version of the report for completeness or accuracy.

13.	Reports and supporting documentation for any additional reproductive toxicology studies run by Seller on [***].

14.	Report and supporting documentation for CV safety study in unanesthetized dogs on [***].

15.	Report and supporting documentation of the effect of [***] on [***] assay (Seller study).

Clinical Development

Within [***] Business Days of the Closing Date:

•	All clinical study reports, whether conducted by Company or Seller, for [***].

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

•

Any associated bioanalytical, biomarker, pharmacokinetic or other report generated from clinical data or analysis of clinical samples, which is not incorporated in the main clinical study report for [***].

•	Case report forms for all studies if not appended to the corresponding clinical study report for [***].

Intellectual Property

Within [***] Business Days of the Closing Date:

A.	Any licenses or agreements of any kind with respect to the Company’s or others’ patent, copyright, trade secret or other proprietary rights, proprietary information or technology pertaining to the Products.

B.	A list of all United States and international patents (utility and design), patent applications (including divisions, provisionals, renewals, continuations, continuations-in-part, extensions, substitutions or applications related thereto), and inventions (patents not yet applied for) , owned or used by the Company or any third party and relating to, or useful in, the Products business, including where applicable the names of the inventions, patent numbers, inventors’ names, dates of applications and whether all filing and maintenance fees are current for Owned Patents, and, for each, provide copies, if available, of the following:

1.	copies of the patents, patent applications (including divisions, provisionals, renewals, continuations, continuations-in-part, extensions, substitutions or applications related thereto), together with a statement of the status of each of the applications, and invention disclosures;

2.	patentability searches;

3.	correspondence with third parties regarding the patentability of any inventions or the validity, enforceability, infringement or abandonment of any patent,

4.	security interest pledges and any documents pertaining to the recording of those interests with the United States Patent and Trademark Office or other agency;

5.	assignment documents establishing complete chain of title and any documents pertaining to the recording of the assignments with the United States Patent and Trademark Office or other agency;

6.	a list of all inventors of all patents and invention and proprietary rights assignment agreements with each inventor;

7.	licenses;

8.	United States Customs Service recordings and applications for recording with the Customs Service; and

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

9.	copies of all invention disclosures for which patent applications have not yet been drafted.

C.	Any information that constitutes a “trade secret” or other confidential information relating to, or useful in, the development of the Products.

D.	Copies of all administrative or judicial decisions, consent orders, and/or settlement agreements involving intellectual property relating to the development of the Products.

E.	Copies of any licenses, sublicenses, partnership agreements, joint venture agreements, contracts, government contracts, university contracts, settlement agreements, software contracts or other contracts that may involve the creation, license or use of any intellectual property, including patents, trademarks, Internet domain names, copyrights, computer programs and trade secrets, to the extent such agreements relate to, or are useful in, the development of the Products.

F.	Identify all privacy, security or other performance commitments (“Commitments”) made by the Company with regards to its products or services related to the Products and provide copies of all such Commitments.

H.	Without limiting the generality of the foregoing, authorization for transfer of the prosecution of the patent application associated with the [***] will be provided within [***] Business Days of the Execution Date.

Data Room Materials

•

Within [***] days of the Closing Date, electronic copies of all Material Contracts and other agreements, contracts, materials and documents contained in the electronic data room hosted by Seller/Company with respect to the proposed transaction.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 7.4

SELLER’S COMPLIANCE CERTIFICATE

Pursuant to that certain Stock Purchase Agreement by and between Pfizer Inc. (“Seller”) and Conatus Pharmaceuticals Inc. (“Buyer”), dated as of July 29, 2010 (the “Stock Purchase Agreement”), the undersigned officer of Seller hereby certifies as follows. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

1. The representations and warranties of the Seller contained in the Stock Purchase Agreement and in any Ancillary Agreement (a) that are not qualified by materiality or Material Adverse Effect are true, correct and complete in all material respects at and as of the Closing with the same force and effect as if made as of the Closing and (b) that are qualified by materiality or Material Adverse Effect are true, correct and complete in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which are true, correct and complete (or true, correct and complete in all material respects, as the case may be) as of such specified date or time.

2. The Seller and the Company have performed and complied with, in all material respects, all agreements, obligations and covenants contained in the Stock Purchase Agreement that are required to be performed or complied with by them at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 29th day of July, 2010.

/s/ David Reid
Name: David Reid
Title: Assitant Secretary

Exhibit 8.3

BUYER’S COMPLIANCE CERTIFICATE

Pursuant to that certain Stock Purchase Agreement by and between Pfizer Inc. (“Seller”) and Conatus Pharmaceuticals Inc. (“Buyer”), dated as of July 29, 2010 (the “Stock Purchase Agreement”), the undersigned officer of Buyer hereby certifies as follows. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

1. The representations and warranties of the Buyer contained in the Stock Purchase Agreement and in any Ancillary Agreement (a) that are not qualified by materiality or Material Adverse Effect are true, correct and complete in all material respects at and as of the Closing with the same force and effect as if made as of the Closing and (b) that are qualified by materiality or Material Adverse Effect are true, correct and complete in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which are true, correct and complete (or true, correct and complete in all material respects, as the case may be) as of such specified date or time.

2. Buyer has performed and complied with, in all material respects, all agreements, obligations and covenants contained in the Stock Purchase Agreement that are required to be performed or complied with by it at or prior to the Closing.

3. Attached hereto as Exhibit A is a true and complete Secretary’s Certificate executed and delivered by the Buyer’s Secretary on behalf of the Buyer.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 29th day of July, 2010.

/s/ Steven J. Mento
Name: Steven J. Mento
Title: President and Chief Executive Officer

EXHIBIT A

CONATUS PHARMACEUTICALS INC.

SECRETARY’S CERTIFICATE

I, _/s/ Charles Cashion_, hereby certify that I am the duly elected, qualified and acting Secretary of Conatus Pharmaceuticals Inc. (the “Company”), a Delaware corporation, and that, as such, I am authorized to execute and deliver this Secretary’s Certificate (this “Certificate”) on behalf of the Company. This Secretary’s Certificate is being delivered in connection with the Stock Purchase Agreement, dated July 29, 2010, (the “Stock Purchase Agreement”) between Pfizer Inc (“Pfizer”) and the Company.

I further certify, in my capacity as Secretary, as follows:

1.	A correct and complete copy of the Certificate of Incorporation of the Company is attached hereto as Exhibit A. Since the date of such copy, no amendment to the Company’s Certificate of Incorporation has been approved by the Board of Directors of the Company or the stockholders of the Company or any committee of or designated by the Board of Directors, and no amendment or other document affecting the Company’s Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware.

2.	Attached hereto as Exhibit B is a correct and complete copy of the by-laws of the Company, as in effect on the date hereof and on the date on which the Board of Directors approved the resolutions referred to in paragraph 3 below.

3.	Attached hereto as Exhibit C is a correct and complete copy of resolutions duly adopted by the Board of Directors of the Company in accordance with law and the by-laws of the Company authorizing the Stock Purchase Agreement to which the Company is party and the consummation of the transactions contemplated thereby and in connection therewith. Such resolutions have not been amended, modified, revoked or rescinded and remain in full force and effect on the date hereof.

4.	Each person who, as an officer of the Company, signed (1) the Stock Purchase Agreement or (2) any other document or certificate delivered on or prior to the date hereof in connection with the Stock Purchase Agreement and the transaction contemplated thereby was, at the time of such signing and the delivery thereof, duly elected or appointed, qualified and acting as such officer, and the signature of each such officer appearing on any such document is the genuine signature of such officer or a true facsimile thereof.

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IN WITNESS to this Secretary’s Certificate, I have signed my name on this 29 day of July, 2010.

By	/s/ Charles J. Cashion
Name: Charles Cashion
Title: Secretary

Signature Page to Secretary’s Certificate

EXHIBIT A

Certificate of Incorporation

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CONATUS PHARMACEUTICALS INC.”, FILED IN THIS OFFICE ON THE FIFTH DAY OF MARCH, A.D. 2010, AT 2:27 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
3998716 8100	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 7853467
100251014	DATE: 03-08-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division or Corporations Delivered 02:29 PM 03/05/2010 FILED 02:27 PM 03/05/2010 SRV 100251014 - 3998716 FILE

SECOND CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CONATUS PHARMACEUTICALS INC.

Conatus Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. That the Board of Directors of said Corporation duly adopted resolutions proposing and declaring advisable the following amendment of the Restated Certificate of Incorporation, as amended, (the “Certificate”) of said Corporation. The resolutions setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate be amended by striking out the first paragraph of Article FOURTH thereof and by substituting in lieu of said paragraph the following:

“A. The aggregate number of shares that the Company shall have authority to issue is One Hundred Nineteen Million Three Hundred Thousand (119,300,000) comprised of Sixty-Five Million (65,000,000) shares of Common Stock each with the par value of $0.0001 per share, and Fifty-Four Million Three Hundred Thousand (54,300,000) shares of Preferred Stock each with the par value of $0.0001 per share. The Preferred Stock may be issued in one or more series, of which one such series shall be denominated “Series A Preferred”. The Series A Preferred shall consist of Fifty-Four Million Three Hundred Thousand (54,300,000) shares.”

RESOLVED FURTHER, that the Certificate be amended by changing Section 3(e)(iii)(B) of Article FOURTH thereof so that, as amended, said Section shall include a new clause (10) which shall be and read in its entirety as follows:

“(10) The issuance or sale of any Common Stock or Convertible Securities pursuant to the Company’s Note and Warrant Purchase Agreement dated March 5, 2010 (the “Note Purchase Agreement”) or the issuance of any Common Stock or Convertible Securities pursuant to any notes or warrants issued pursuant to the Note Purchase Agreement.”

2. That thereafter, pursuant to a resolution of the Board of Directors and in lieu of a meeting of stockholders, the stockholders gave their approval of said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3. That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

4. That said amendment shall be executed, filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, Conatus Pharmaceuticals Inc. has caused this Second Certificate of Amendment to be signed by an authorized officer thereof, this 5th day of March, 2010.

Conatus Pharmaceuticals Inc.

/s/ Steven J. Mento
By:	Steven J. Mento, Ph.D.
Title:	President and Chief Executive Officer

Delaware The First State	PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CONATUS PHARMACEUTICALS INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2006, AT 2:16 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3998716 8100	AUTHENTICATION: 5301014
061175331	DATE: 12-21-06

State of Delaware Secretary of State Division of Corporations Delivered 02:21 PM 12/21/2006 FILED 02:16 PM 12/21/2006 SRV 061175331 - 3998716 FILE

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CONATUS PHARMACEUTICALS INC.

Conatus Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. That the Board of Directors of said Corporation duly adopted resolutions proposing and declaring advisable the following amendment of the Restated Certificate of Incorporation (the “Certificate”) of said Corporation. The resolutions setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate be amended by striking out the first paragraph of Article FOURTH thereof and by substituting in lieu of said paragraph the following:

“A. The aggregate number of shares that the Company shall have authority to issue is Ninety-Six Million Seven Hundred Thousand (96,700,000) divided into Fifty-Three Million Seven Hundred Thousand (53,700,000) shares of Common Stock each with the par value of $0.0001 per share, and Forty-Three Million (43,000,000) shares of Preferred Stock each with the par value of $0.0001 per share. The Preferred Stock may be issued in one or more series, of which one such series shall be denominated “Series A Preferred”. The Series A Preferred shall consist of Forty-Three Million (43,000,000) shares.”

RESOLVED FURTHER, that the Certificate be amended by changing Section 4(b)(i) of Article FOURTH thereof so that, as amended, said Section shall be and read in its entirety as follows:

“The Board of Directors shall consist of seven (7) members. The holders of the outstanding shares of Series A Preferred, voting as a separate class and to the exclusion of all other classes of capital stock of the Company, shall be entitled to elect four (4) members of the Board of Directors (the “Preferred Directors”). The holders of the outstanding shares of Common Stock, voting as a separate class and to the exclusion of all other classes of capital stock of the Company, shall be entitled to elect one (1) member of the Board of Directors (the “Common Director”). The holders of the outstanding shares of Common Stock and Series A Preferred, voting together as a single class, shall be entitled to elect the remaining two (2) members of the Board of Directors (the “General Directors”).”

2. That thereafter, pursuant to a resolution of the Board of Directors and in lieu of a meeting of stockholders, the stockholders gave their approval of said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3. That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

4. That said amendment shall be executed, filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, Conatus Pharmaceuticals Inc. has caused this Certificate of Amendment to be signed by an authorized officer thereof, this 21st day of December, 2006.

Conatus Pharmaceuticals Inc.

/s/ Steven J. Mento
By:	Steven J. Mento, Ph.D.
Title:	President and Chief Executive Officer

2

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CONATUS PHARMACEUTICALS INC.

Conatus Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. That the Board of Directors of said Corporation duly adopted resolutions proposing and declaring advisable the following amendment of the Restated Certificate of Incorporation (the “Certificate”) of said Corporation. The resolutions setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate be amended by striking out the first paragraph of Article FOURTH thereof and by substituting in lieu of said paragraph the following:

“A. The aggregate number of shares that the Company shall have authority to issue is Ninety-Six Million Seven Hundred Thousand (96,700,000) divided into Fifty-Three Million Seven Hundred Thousand (53,700,000) shares of Common Stock each with the par value of $0.0001 per share, and Forty-Three Million (43,000,000) shares of Preferred Stock each with the par value of $0.0001 per share. The Preferred Stock may be issued in one or more series, of which one such series shall be denominated “Series A Preferred”. The Series A Preferred shall consist of Forty-Three Million (43,000,000) shares.”

RESOLVED FURTHER, that the Certificate be amended by changing Section 4(b)(i) of Article FOURTH thereof so that, as amended, said Section shall be and read in its entirety as follows:

“The Board of Directors shall consist of seven (7) members. The holders of the outstanding shares of Series A Preferred, voting as a separate class and to the exclusion of all other classes of capital stock of the Company, shall be entitled to elect four (4) members of the Board of Directors (the “Preferred Directors”). The holders of the outstanding shares of Common Stock, voting as a separate class and to the exclusion of all other classes of capital stock of the Company, shall be entitled to elect one (1) member of the Board of Directors (the “Common Director”). The holders of the outstanding shares of Common Stock and Series A Preferred, voting together as a single class, shall be entitled to elect the remaining two (2) members of the Board of Directors (the “General Directors”).”

2. That thereafter, pursuant to a resolution of the Board of Directors and in lieu of a meeting of stockholders, the stockholders gave their approval of said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3. That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

4. That said amendment shall be executed, filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Conatus Pharmaceuticals Inc. has caused this Certificate Amendment to be signed by an authorized officer thereof, this 21st day of December, 2006.

Conatus Pharmaceuticals Inc.

/s/ Steven J. Mento
By:	Steven J. Mento, Ph.D.
Title:	President and Chief Executive Officer

2

Delaware The First State	PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “CONATUS PHARMACEUTICALS INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JULY, A.D. 2005, AT 7:05 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3998716 8100	AUTHENTICATION: 4019315
050581411	DATE: 07-13-05

State of Delaware Secretary of State Division of Corporations Delivered 07:11 PM 07/13/2005 FILED 07:05 PM 07/13/2005 SRV 050581411 - 3998716 FILE

CERTIFICATE OF INCORPORATION

OF

CONATUS PHARMACEUTICALS INC.

1. The name of the corporation is:

Conatus Pharmaceuticals Inc.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is Eight Million (8,000,000), all of which shall be Common Stock, and the par value of each share shall be $0.0001.

5. The name and mailing address of the incorporator is

James P. Gomez

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130-2071

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

8. No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of July, 2005.

/s/ James P. Gomez
James P. Gomez,
Incorporator

2

EXHIBIT B

By-laws

AMENDED AND RESTATED BYLAWS

OF

CONATUS PHARMACEUTICALS INC.

AMENDED AND RESTATED BYLAWS

OF

CONATUS PHARMACEUTICALS, INC.

i

ii

iii

AMENDED AND RESTATED BYLAWS

OF

CONATUS PHARMACEUTICALS INC.

ARTICLE I

OFFICES

Section 1. REGISTERED OFFICE. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section 2. ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected in the manner provided in the certificate of incorporation of the corporation (the “Certificate of Incorporation”) and in the Bylaws, and any other proper business may be transacted.

Section 3. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4. VOTING. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 5. PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him or her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the corporation on the record date set by the Board of Directors as provided in Article VII, Section 6 hereof.

Section 6. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the Chairman of the Board, President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. NOTICE OF STOCKHOLDERS’ MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the corporation.

Section 8. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 9 to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. THE NUMBER OF DIRECTORS. Unless otherwise provided by law, the number of directors which shall constitute the whole Board of Directors shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

Section 2. VACANCIES. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. POWERS. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4. PLACE OF DIRECTORS’ MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President on forty-eight (48) hours notice to each director, either personally or by mail, e-mail or by telegram; special meetings shall be called by the Chairman of the Board, President or the Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director; in which case special meetings shall be called by the Chairman of the Board, President or Secretary in like manner or on like notice on the written request of the sole director.

Section 7. QUORUM. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 8. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 9. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 10. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the

Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 11. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12. CHAIRMAN OF THE BOARD. The Board of Directors may designate one of its members to serve as Chairman of the Board, and if so, the Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and stockholders, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws.

Section 13. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

Section 1. OFFICERS. The officers of this corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Vice-Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer or Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2. ELECTION OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 5. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He or she shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 7. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 8. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He or she shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 9. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. CHIEF FINANCIAL OFFICER OR TREASURER. The Chief Financial Officer or Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer or Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he or she shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of

-Directors, for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

Section 11. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or Treasurer, perform the duties and exercise the powers of the Chief Financial Officer or Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a) The corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) The corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

(c) To the extent that a director or officer of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. The corporation, acting through its Board of Directors or otherwise, shall cause such determination to be made if so requested by any person who is indemnifiable under this Article V.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article V.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article V.

(h) For the purposes of this Article V, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The corporation shall be required to indemnify a person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

ARTICLE VI

INDEMNIFICATION OF EMPLOYEES AND AGENTS

The corporation may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

ARTICLE VII

CERTIFICATES OF STOCK

Section 1. CERTIFICATES. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

Section 2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 3. STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5. TRANSFERS OF STOCK. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6. FIXED RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

Section 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to and subject to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. PAYMENT OF DIVIDENDS; DIRECTORS’ DUTIES. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5. CORPORATE SEAL. The corporate seal shall contain two concentric circles with the name of the corporation between the two circles and the date and state of incorporation appearing in the inner circle.

Section 6. MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 7. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 8. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

ARTICLE IX

AMENDMENTS

Section 1. AMENDMENT BY DIRECTORS OR STOCKHOLDERS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of

Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

ARTICLE X

RIGHT OF FIRST REFUSAL

Section 1. RESTRICTION ON TRANSFER. No stockholder of the corporation shall transfer, assign, hypothecate, encumber, pledge or otherwise alienate (hereinafter “Transfer”) any shares of Common Stock of the corporation (the “Common Stock”) owned by such stockholder unless such stockholder previously complied with all provisions of this Article X; provided, however, that the restrictions of this Article X shall not apply to any shares of Common Stock issued upon conversion of the Company’s Preferred Stock. Any Transfer not made in accordance with this Article X shall be void, and the corporation shall not treat the transferee in such transaction as a stockholder for any purpose.

Section 2. NOTICE REQUIREMENT. If a stockholder seeks to Transfer any Common Stock, whether voluntarily or involuntarily, such stockholder (the “Offering Stockholder”) shall first give simultaneous written notice of such intention (“Notice of Transfer”) to the Secretary of the corporation. The Notice of Transfer shall specify the number of shares of Common Stock to be transferred (the “Offered Shares”), and state the price and all other terms of the proposed transaction. The Notice of Transfer shall constitute an irrevocable offer to sell the Offered Shares during the periods described below.

Section 3. OPTION OF THE CORPORATION. For twenty-five (25) days following the delivery of a Notice of Transfer (the “Option Period”), the corporation shall have an irrevocable right to purchase all or a portion of the Offered Shares in accordance with the terms stated in the Notice of Transfer. The right may be exercised by a written notice, signed by the President of the corporation (the “Corporation Notice”), stating that the corporation desires to purchase the Offered Shares and tendering the purchase price therefor. Such notice and the purchase price for the Offered Shares shall be delivered to the Offering Stockholder before expiration of the Option Period. Failure to so respond within the Option Period to the Notice of Transfer shall be deemed an irrevocable waiver by the corporation of its right to acquire the Offered Shares. The corporation shall effect the purchase of the Offered Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Corporation Notice, and at such time the Offering Stockholder shall deliver to the corporation the certificate(s) representing the Offered Shares to be purchased by the corporation, each certificate to be properly endorsed for transfer. Any Common Stock so purchased by the corporation shall thereupon be cancelled and cease to be issued and outstanding shares of the corporation’s Common Stock.

Section 4. SPECIAL PROVISIONS REGARDING EXCHANGES. If the Notice of Transfer specifies consideration other than cash, then the Offered Shares may be purchased in cash for the fair market value of such property, as determined in good faith by the Board of Directors. In the event that the Board of Directors decides to hire an independent appraiser in connection with such determination, all expenses for such independent appraiser shall be borne by the Offering Stockholder.

Section 5. EFFECT OF PURCHASE. For purposes of Section 3 of this Article X, the purchase price for Offered Shares shall be deemed tendered, and said Offered Shares shall be deemed purchased, at such time as the Offering Stockholder receives written notice enclosing a cashier’s check for the purchase price or stating that the purchase price has been delivered to a third party (such as counsel to the corporation) with instructions to deliver such amount to the Offering Stockholder upon surrender of certificates representing the Offered Shares, duly endorsed with signatures guaranteed. All rights accorded the Offering Stockholder with respect to the Offered Shares, other than the right to payment therefor, shall cease at that time. If payment is tendered directly to the Offering Stockholder, the Offering Stockholder shall promptly, but in no event later than five (5) business days, cause to be delivered certificate(s) representing the Offered Shares, duly endorsed with signatures guaranteed, to the corporation’s transfer agent for cancellation or transfer.

Section 6. CERTAIN TRANSFERS EXEMPT. Notwithstanding anything else contained in this Article X to the contrary, an Offering Stockholder shall be permitted to make Transfers of certain shares of Common Stock held by such Offering Stockholder without complying with the provisions of Sections 1 through 5 of this Article X above if such Transfer is:

(a) to the Offering Stockholder’s spouse, parents, children, or siblings or other members of the Offering Stockholder’s family (including relatives by marriage), or to a trust for the benefit of the Offering Stockholder or any of the foregoing members of his or her family, or to a custodian, trustee or other fiduciary for the account of the Offering Stockholder or any of the foregoing members of his or her family in connection with a bona fide estate planning transaction; provided, however, that this Section shall not permit any Transfer to be made by the Offering Stockholder in connection with the dissolution of the Offering Stockholder’s marriage or the legal separation of the Offering Stockholder and Offering Stockholder’s spouse to such spouse on the account of any settlement of any community property or other marital property rights such spouse may have in such shares;

(b) by way of bequest or inheritance upon death;

(c) to any person, association or entity that, directly or indirectly, through one or more intermediaries, has voting control or has its voting controlled by, or is under common voting control with, such Offering Stockholder;

(d) by way of a bona fide gift;

(e) in connection with a Change of Control (as defined in Section 7 of this Article X below); or

(f) subject to an alternative right of first refusal or similar right granted by the Offering Stockholder to the corporation or, with the corporation’s consent, to a third party or parties, which is more restrictive upon the Offering Stockholder in the Board of Directors’ sole judgment than the restrictions imposed upon the Offering Stockholder under this Article X, including in certain circumstances, but not limited to, restricted stock purchase agreements, co-sale agreements and equity incentive award plans.

Any Transfer set forth in clauses (a) through (f) of this Section 6 may be referred to herein as a “Permitted Transfer.”

Section 7. LIMITATIONS ON RIGHT OF FIRST REFUSAL. The restrictions imposed by this Article X shall not apply to and shall terminate upon (i) the closing of a firmly underwritten public offering of Common Stock or (ii) the closing of any transaction or series of related transactions constituting (a) a reorganization, merger, consolidation or sale of all or substantially all of the corporation’s stock, as a result of which transaction or series of related transactions the corporation’s stockholders of record as constituted immediately prior to such transaction or series of related transactions hold less than a majority of the outstanding voting power of the surviving or acquiring entity after the consummation of such transaction or series of related transactions; or (b) a sale of all or substantially all of the assets of the corporation (each of clauses (a) and (b) a “Change of Control”).

Section 8. WAIVER. The provisions of this Article X may be waived with respect to any Transfer only in writing signed by the corporation.

Section 9. ASSIGNMENT; ALTERNATIVE RIGHTS. The corporation may assign its rights under this Article X or grant alternative rights of first refusal or similar rights to a third party or parties.

Section 10. LEGEND. Any and all certificates representing any shares of Common Stock shall bear a legend referring to the restrictions imposed by this Article X in substantially the form below:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE AMENDED AND RESTATED BYLAWS OF THE CORPORATION, A COPY OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION.”

[Remainder of page intentionally left blank]

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(1) That I am the duly elected and acting Secretary of Conatus Pharmaceuticals Inc., a Delaware corporation (the “Corporation”); and

(2) That the foregoing amended and restated bylaws constitute the bylaws of the Corporation as duly adopted by the written consent of the stockholders of the Corporation dated as of October 20, 2006 and written consent of the Board of Directors of the Corporation dated as of October 20, 2006.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 20th day of October, 2006.

/s/ Charles J. Cashion
Charles J. Cashion
Secretary

EXHIBIT C

Resolutions of Board of Directors of the Company

EXHIBIT A

IDUN ACQUISITION RESOLUTIONS

WHEREAS, there has been presented to the Board of Directors (the “Board”) of Conatus Pharmaceuticals Inc., a Delaware corporation (the “Corporation”) certain materials in preparation for the meeting of the Board on June 8, 2010 that included the proposed terms (“Proposed Terms”) of the purchase (the “Purchase”) from Pfizer Inc., a Delaware corporation (“Pfizer”), of all of the outstanding shares of capital stock (“Shares”) of its wholly owned subsidiary, Idun Pharmaceuticals, Inc., a Delaware corporation (“Idun”);

WHEREAS, pursuant to the Proposed Terms and in order to effect the Purchase, the Corporation will (1) make a payment of approximately $250,000, (2) provide a $1 million note bearing interest of 7% per annum (“Promissory Note”), and (3) agree to pay up to $18 million in milestones based on certain development and regulatory matters, to Pfizer in exchange for the Shares;

WHEREAS, to consummate the Purchase, certain transaction documents will be required, including: (1) a Stock Purchase Agreement; (2) a Promissory Note; (3) an Inventory Transfer Agreement; and (4) a Research License Agreement (the “Transaction Documents”);

WHEREAS, the Board deems it advisable and in the best interests of the Corporation and its stockholders to consummate the Purchase, subject to finalization of due diligence and certain other matters to the satisfaction of Steven J. Mento, Chief Executive Officer, Charles J. Cashion, Chief Financial Officer and Secretary, and Jennifer Giottonini Cayer, Senior Vice President, Corporate Development (the “Authorized Officers”).

NOW THEREFORE, BE IT RESOLVED, that the Board hereby determines and declares that, subject to finalization of due diligence and certain other matters to the satisfaction of the Authorized Officers, the Proposed Terms are fair to and in the best interests of the Corporation and its stockholders;

RESOLVED FURTHER, that the Board hereby authorizes the Authorized Officers to negotiate and enter into Transaction Documents that are materially consistent with the Proposed Terms, with such additions or changes as the Authorized Officers may deem necessary or advisable in their sole discretion (the “Finalized Transaction Documents”);

RESOLVED FURTHER, that the Authorized Officers be, and each hereby is, authorized, empowered and directed in the name and on behalf of the Corporation to execute and deliver the Finalized Transaction Documents for and on behalf of the Corporation and to perform the obligations thereunder, with such additions or changes as such Authorized Officers may, in the exercise of their sole discretion, approve, as evidenced by their execution thereof;

RESOLVED FURTHER, that without further Board approval the Corporation shall not expend more than $1.5 million in cash (not including the Promissory Note) on the Purchase and follow on development;

RESOLVED FURTHER, that the Authorized Officers be, and each hereby is, authorized, empowered and directed to take such further action and to execute, make oath to, acknowledge and deliver, from time to time in the name and on behalf of the Corporation such other agreements, instruments, certificates or documents and to do or to cause to be done any and all such other acts and things as such Authorized Officers may, in their discretion, deem necessary, proper, appropriate or advisable to consummate the transactions contemplated by the Purchase and the Finalized Transaction Documents and to carry out the intent of the foregoing resolutions, the taking of such actions to be conclusive evidence that the same have been authorized and approved by the Board; and

4

RESOLVED FURTHER, that all actions heretofore taken by any Authorized Officer or authorized representative of the Corporation in connection with any of the foregoing resolutions be, and hereby are, approved, ratified and confirmed in all respects.

5

Schedule 3

Disclosure Schedule

This Disclosure Schedule has been prepared and is being delivered pursuant the Stock Purchase Agreement, dated as of July 29, 2010 (the “Purchase Agreement”) between Pfizer Inc., a Delaware corporation (“Seller”) and Conatus Pharmaceuticals Inc., a Delaware corporation (“Buyer”). All capitalized terms which are used but not defined in this Disclosure Schedule will have the meanings ascribed to such terms in the Purchase Agreement, unless the context requires otherwise.

The Section numbers used in this Disclosure Schedule correspond to the Section numbers in the Purchase Agreement and are provided for convenience only. Any information set forth in one section of this Disclosure Schedule will be deemed to apply to each other Section or subsection hereof or of the Purchase Agreement to which its relevance is readily apparent on its face. Where the terms of a contract, agreement or other disclosure item have been summarized or described in this Disclosure Schedule, such summary or description does not purport to be a complete statement of the material terms of such contract, agreement or other disclosure item and such summary or description is qualified in its entirety by such contract, agreement or other disclosure item.

Unless otherwise stated, all statements made herein are made as of the date of the execution of the Purchase Agreement. In addition, appendices and exhibits attached hereto and referenced herein form an integral part of the Sections of this Disclosure Schedule into which they are incorporated by reference for all purposes as if set forth herein, including for the purposes of cross-application to other sections of the Purchase Agreement. No reference to or disclosure of any item or other matter in this Company Disclosure Schedule will be construed as an admission or indication that such item or other matter is material, that it could have a Material Adverse Effect on the Company or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule. No reference in this Disclosure Schedule to any agreement or document will be construed as an admission or indication that such agreement or document is enforceable or currently in effect or that there are any obligations remaining to be performed or any rights that may be exercised under such agreement or document. No disclosure in this Disclosure Schedule in relation to any possible breach or violation of any agreement, law or regulation will be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Section 3.5

Litigation

S&J Pharmaceuticals asserted a claim for $90,000 for alleged advisory services rendered to Idun Pharmaceuticals in connection with an investment by Temasek Holdings, Pte, Ltd. in Idun. An invoice was sent by S&J to Idun in December, 2004 for services allegedly rendered more than a year earlier. S&J claimed that it provided such services on the basis of an oral agreement with Steven J. Mento, Ph.D. and CEO of Idun. Dr. Mento denied that such an agreement existed or that any sums are owed S&J. In April 2006, Pfizer rejected the claim and the claimant has not proceeded further.

Section 3.6

Intellectual Property

Docket Number	Former Dkt No.	Country	Application Number	Application Date	Patent Number	Grant Date	Status	Owned/Licensed
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	11 PAGES REDACTED

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 3.7

Regulatory

[***], also known as [***] and “Emricisan”, a caspase inhibitor, was being developed by the Company for liver fibrosis. In February 2007, while in Phase II development, [***] was put on clinical hold by the FDA due to a non-clinical adverse finding in rodent toxicology studies involving atypical infiltration of lymphocytes in the liver. All related Investigational New Drug Application(s) were subsequently withdrawn by the Company, and Close-Out letters sent to relevant non-US Governmental Authorities.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 3.7.5

Permits

As of the Closing Date the Company does not hold any federal, state, county, local or foreign governmental consent, license, permit, grant or other authorization of a Governmental Authority for the operation of the business of the Company or the holding of any interest in its properties.

Section 3.8

Material Contracts

1.	Research and License Agreement, dated December 23, 1998, between Abbott Laboratories and the Company. Amendment dated March 31, 2004.

2.	License Agreement, dated March 28, 1994, by and among ARCH Development Corporation, The Regents of the University of Michigan and the Company. Amendment dated November 1, 1999.

3.	License and Option Agreement, dated December 6, 1999, between Becton Dickinson and Company and the Company. Amendment dated January 31, 2001. Amendment dated October 15, 2001. Amendment dated November 9, 2001.

[***]

4.	Sublicense Agreement, dated August 1, 2003, between Biogen, Inc. and the Company.

5.	License Agreement, dated June 15, 1994, between La Jolla Cancer Research Foundation and the Company. Amendment dated June 3, 1996.

6.	Exclusive License Agreement, dated August 1, 1999, between The Burnham Institute and the Company. Amendment dated December 12, 2003.

7.	Exclusive License Agreement, dated April 21, 1994, between the Trustees of Dartmouth College and the Company.

8.	License Agreement, dated June 15, 1998, between Emory University and the Company. Amendment dated May 23, 2002.

9.	Sublicense Agreement, dated April 1, 2004, between EnVivo Pharmaceuticals, Inc. and the Company.

10.	Exclusive License Agreement, dated January 3, 1994, between the Massachusetts Institute of Technology and the Company. Amendment dated January 3, 1994. Amendment dated May 3, 1996.

11.	Research Collaboration and License Agreement, dated August 31, 1995, between Ciba-Geigy Limited (to which Novartis Pharma AG is the successor) and the Company. This agreement was terminated in 2007.

12.	Research License Agreement, dated July 28, 2010, between Seller and the Company.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

13.	Sublicense Agreement, dated January 31, 2001, between Selective Genetics, Inc. and the Company.

14.	License Agreement, dated July 25, 1995, between Thomas Jefferson University and the Company. Amendment dated June 1, 1996. Amendment dated November 1, 1999. Amendment dated August 1, 2003.

15.	License Agreement, dated November 13, 1997, between Thomas Jefferson University and the Company. Amendment dated October 29, 1999. Amendment dated November 1, 1999. Amendment dated August 1, 2003.

16.	Research Collaboration Agreement, dated May 28, 1999, between The Board of Regents of the University of Nebraska and the Company. Amendment dated July 9, 2001.

17.	License Agreement, dated June 7, 1999, between The Board of Regents of the University of Nebraska and the Company.

18.	License Agreement, dated March 16, 2000, between the Board of Regents of the University of Texas System and the Company.

19.	License Agreement, dated August 15, 2000, between the Board of Regents of the University of Texas System and the Company.

20.	License Agreement, dated February 21, 2001, between the Board of Regents of the University of Texas System and the Company.

21.	License Agreement for BID Gene Technology, dated July 1, 1999, between Washington University and the Company.

22.	License Agreement for BAD Gene Technology, dated February 21, 1996, between Washington University and the Company. Amendment dated September 29, 1999. Amendment dated November 1, 1999. Amendment dated December 13, 1999.

23.	License and Option Agreement for BAX Gene Technology, dated April 17, 1994, Amended and Restated February 23, 1996, between Washington University and the Company. Amendment dated September 9, 1996. Amendment dated September 29, 1999. Amendment dated November 1, 1999.

24.	License Agreement, dated July 5, 1994, Amended and Restated April 1, 1996, between Wistar Institute of Anatomy and Biology and the Company.

25.	Assignment and Assumption Agreement, dated July 28, 2010, between Seller and the Company.

26.	Testing Agreement, dated April 25, 1997, between Chrysalis Preclinical Services – North America and the Company.

27.	Agreement, dated September 30, 1998, between Cornell University for the Joan and Sanford I. Weill Medical College and the Company.

28.	Company guaranty of Oral, Ascending, Multi-Dose, Safety, Tolerability and Pharmacokinetics Study of a Caspase Inhibitor, dated May 26, 2004 to Chang-Gung Memorial Hospital.

29.	License Agreement, dated January 1994, between the Company and Professor Walter Dorsch.

30.	Library Sample Evaluation Agreement, dated November 25, 1996, between Pharmacopeia, Inc. and the Company.

31.	Agreement Concerning Ownership of Inventions and Disposition of Patenting and Licensing Rights, dated April 2, 1996, between The Burnham Institute and the Company.

32.	License and Research Agreement, dated February 1, 1994, between NemaPharm, Inc. and the Company. Amendment dated February 1, 1995.

33.	Sponsored Research Agreement, dated September 13, 2001, between the Regents of the University of Michigan and the Company.

34.	Research & License Agreement, dated January 15, 1994, between Thomas Jefferson University and the Company. Amendment dated February 28, 1994.

35.	Research Agreement, dated July 31, 1995, between Thomas Jefferson University and the Company. Amendment dated November 13, 1997.

36.	Research Agreement, dated August 7, 1995, between Thomas Jefferson University and the Company. Amendment dated November 13, 1997.

37.	Research Agreement, dated November 26, 1997, between Thomas Jefferson University and the Company.

38.	Research Agreement, dated December 7, 2000, between Albert Einstein College of Medicine and the Company. Amendment dated October 25, 2001.

39.	Sponsored Research Agreement, dated June 15, 1994, between La Jolla Cancer Research Foundation and the Company.

40.	Sponsored Research Agreement, dated December 15, 2000, between Purdue Research Foundation and the Company. Amendment dated January 10, 2002.

41.	Sponsored Research Agreement, dated November 9, 1999, between St. Jude Children’s Research Hospital and the Company.

42.	Sponsored Research Agreement, dated December 6, 1999, between Purdue Research Foundation and the Company.

43.	Sponsored Research Agreement, dated December 3, 2001, between The Burnham Institute and the Company.

44.	Research Agreement, dated September 8, 1999, between The Cardiovascular Research Institute Maastrict, University of Maastricht, The Netherlands and the Company.

45.	Sponsored Research Agreement, dated September 29, 2004, between National Jewish Medical and Research Center and the Company.

46.	Sponsored Research Agreement, dated July 10, 2000, between University of Medicine and Dentistry of New Jersey and the Company.

47.	Research Agreement, dated December 19, 2000, between University of Pennsylvania and the Company. Amendment dated November 5, 2001.

48.	Sponsored Research Agreement, dated August 19, 2003, between Veterans Medical Research Foundation and the Company.

49.	Research Collaboration Agreement, dated May 28, 1999, between the Board of Regents of the University of Nebraska and the Company. Amendment dated July 31, 2001.

50.	Sponsored Research Agreement, dated January 25, 2002, between Medical University of South Carolina and the Company.

51.	Sponsored Research Agreement, dated January 13, 2005, between Medizinische Hochschule Hannover and the Company.

52.	Sponsored Research Agreement, dated October 31, 2001, between the Regents of the University of California, on behalf of its Los Angeles campus and the Company. Amendment dated February 3, 2003.

53.	Sponsored Research Agreement, dated November 1, 1999, between the Regents of the University of California and the Company. Amendment dated January 12, 2000.

54.	Sponsored Research Agreement, dated November 1, 1999, between the Regents of the University of California and the Company. Amendment dated September 10, 2000.

55.	Provision of Research and Development Services Agreement, dated January 1, 2002, between CarboGen Laboratories (Marly) AG and the Company.

Section 3.9

Employment

None.

Section 3.10

Real Property

On July 28, 2010, the Company assigned to the Seller a lease agreement with [***] dated February 18, 2000, and amended on May 15, 2001 (the “[***] Lease”), which expires on November 30, 2010, but may be extended for two periods of two years each. On July 28, 2010, the Company also assigned to the Seller a Sublease Agreement to the premises by and between the Company and [***] dated September 28, 2005, together with a bank letter of credit provided by [***] to secure certain of its obligations under such sublease agreement, (collectively, the “Sublease Agreement”).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 3.11

Tax

None.

Section 3.12

Asset and Liability Statement

Disclosure Schedule Section 3.8

Idun Pharmaceuticals Inc CC2P5

Projected Closing Balance Sheet

Assets
Account Description
Trade Accounts Receivable	—
Prepaid Expenses	—
Goodwill	—

Total Assets	—

Liabilities & Stockholders Equity
Other accrued liabilities	—

Total Accrued Liabilities	—
Deferred Taxes—Long Term	—

Total Liabilities	—

Preferred Stock	[	***]
Common Stock	[	***]
Paid In Capital	[	***]
Current Year Net Income	[	***]
Retained Earnings	[	***]

Total Stockholders Equity	—

Total Liabilities & Stockholders Equity	—

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 6.2

Conduct of Business

The Company declared and paid a dividend to Seller on July 28, 2010 in the amount of approximately $[***] million in order to settle the remaining asset balances that will be retained by Seller following the sale of the Company.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 7.7

Seller’s Consents

None.

Schedule 8.6

Buyer’s Consents

None.